   As filed with the Securities and Exchange Commission on January 29, 2001

                                                      Registration No. 333-51748


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          NORTH AMERICAN DATACOM, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                      4813
            (Primary Standard Industrial Classification Code Number)

                                   84-1067694
                     (I.R.S. Employer Identification Number)

                               751 County Road 989
                                  Building 1000
                             Iuka, Mississippi 38852
                                 (662) 424-5050
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                             The Company Corporation
                        2711 Centerville Road, Suite 400
                                 Wilmington, DE
                                 (302) 636-5440
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy To:
                               John W. Titus, Esq.
                      BOULT, CUMMINGS, CONNERS & BERRY, PLC
                                414 Union Street
                                   Suite 1600
                                 P.O. Box 198062

                           Nashville, Tennessee 37219

                                 (615) 252-2341

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

NORTH AMERICAN DATACOM, INC.
Cross-Reference Sheet
Showing Location in the Prospectus of
Information Required by Items of Form S-1

Form S-1 Item Number and Caption                                            Location In Prospectus
--------------------------------                                            ----------------------
Item 1.       Forepart of the Registration Statement and Outside
              Front Cover Page of Prospectus                               Outside Front Cover

Item 2.       Inside Front and Outside Back Cover page of Prospectus       Table of Contents, Dealer Prospectus Delivery Obligation
Item 3.       Summary Information and Risk Factors                         Summary, Risk Factors
Item 4.       Use of Proceeds                                              Use of Proceeds
Item 5.       Determination of Offering Price                                        *
Item 6.       Dilution                                                               *
Item 7.       Selling Security Holders                                     Selling Stockholders
Item 8.       Plan of Distribution                                         Plan of Distribution
Item 9.       Description of Securities to be Registered                   Description of Securities
Item 10.      Interests of Named Experts and Counsel                       Legal Matters, Experts
Item 11.      Information With Respect to the Registrant                   Market for Registrant's Common Equity and Related
                                                                           Stockholder Matters, Selected Financial Data,
                                                                           Management's Discussion and Analysis of Financial
                                                                           Condition and Results of Operations, Business,
                                                                           Management, Executive Compensation, Certain
                                                                           Relationships and Related Transactions, Security
                                                                           Ownership of Certain Beneficial Owners and Management,
                                                                           Consolidated Financial Statements
Item 12.      Disclosure of Commission Position on Indemnification
              For Securities Act Liabilities                               Executive Compensation -- Indemnification and Exculpation
                                                                           Provisions
Item 13.      Other Expenses of Issuance and Distribution                  Other Expenses of Issuance and Distribution
Item 14.      Indemnification of Directors and Officers                    Indemnification of Directors and Officers
Item 15.      Recent Sales of Unregistered Securities                      Recent Sales of Unregistered Securities
Item 16.      Exhibits and Financial Statement Schedules                   Exhibits and Financial Statement Schedules
Item 17.      Undertakings                                                 Undertakings

*Not Applicable

Information contained in this prospectus is subject to completion or amendment. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

                                   PROSPECTUS

                          NORTH AMERICAN DATACOM, INC.


                        2,302,624 Shares of Common Stock

         This prospectus relates to the offer and sale of outstanding shares of our common stock by the selling stockholders identified on page 34 of this prospectus. We will not receive any proceeds from the sale of our outstanding shares of common stock by the selling stockholders. The selling stockholders may offer and sell some, all or none of the common stock under this prospectus. The selling stockholders may determine the prices at which they will sell their shares of common stock, which may be at market prices prevailing at the time of sale or some other price. In connection with such sales, the selling stockholders may use brokers or dealers who may receive compensation or commissions for such sales. The selling stockholders may also attempt to sell their shares in isolated private transactions, at negotiated prices, with institutional or other investors.


         Our common stock is currently quoted on the NASD's over-the-counter Bulletin Board under the symbol "NADA". On January 24, 2001, the last reported sales price for our common stock was $1.31 per share.


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is January 31, 2001.

         You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. This document may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                TABLE OF CONTENTS


SUMMARY                                                3
RISK FACTORS                                           5
USE OF PROCEEDS                                       10
MARKET FOR REGISTRANT'S COMMON EQUITY AND
   RELATED STOCKHOLDER MATTERS                        10
SELECTED FINANCIAL DATA                               12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS OF OPERATIONS      13
BUSINESS                                              18
MANAGEMENT                                            25
EXECUTIVE COMPENSATION                                27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS        29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
   OWNERS AND MANAGEMENT                              30
DESCRIPTION OF SECURITIES                             31
SELLING STOCKHOLDERS                                  33
PLAN OF DISTRIBUTION                                  34
LEGAL MATTERS                                         35
EXPERTS                                               35
WHERE YOU CAN FIND MORE INFORMATION ABOUT US          36
DEALER PROSPECTUS DELIVERY OBLIGATION                 36
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
   FOR NORTH AMERICAN DATACOM, INC.                  F-1
REPORT OF INDEPENDENT CERTIFIED PUBLIC
   ACCOUNTANTS                                       F-2
INDEX TO FINANCIAL STATEMENTS FOR ACTION
   COMMUNICATIONS, INC.                              G-1
REPORT OF INDEPENDENT CERTIFIED PUBLIC
   ACCOUNTANTS                                       G-2


         We have informed the selling stockholders that the anti-manipulative rules under the Exchange Act of 1934, as amended (the "Exchange Act"), including Regulation M, may apply to their sales in the market. We have furnished the selling stockholders with a copy of these rules. We have also informed the selling stockholders that they must deliver a copy of this prospectus with any sale of their shares.

                                     SUMMARY

         Because this is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our common stock. You should read the entire prospectus carefully, including the risk factors and the consolidated financial statements and the notes to the consolidated financial statements of the company appearing elsewhere in this prospectus, before you decide to purchase any shares of common stock. As used in this prospectus the terms "we", "us" or "Company" mean North American DataCom, Inc. and its subsidiaries.

ABOUT US

         We are in the business of providing communications and information technology services with an emphasis on wideband fiber optic and wireless telecommunications services that support enterprise data storage solutions. These services are intended to include Internet access services, on-line critical data storage and retrieval, and data and voice networking. Our business plan envisions offering a wideband fiber optics and wireless telecommunications network that will service primarily Tier 2 markets by supporting wideband data, voice and internet transmission. Tier 2 markets consist of those population centers that are not in the primary 100 largest areas but are uniquely located along railroad rights-of-way where fiber optic transmission facilities can be easily accessed. Our short-term focus is on providing such services to Tier 2 markets in the southeast, primarily from Atlanta to Memphis.

         We plan to engage in, and are currently in the process of developing, the following lines of business:

         -  Enterprise Data Storage and Computing Facility
         -  Fiber Optic and Broadband Wireless Network

         We are currently engaged in the following lines of business:

         -  Internet Access Service Provider
         -  Digital and Alpha Paging Services
         -  Telecommunications Consulting Projects

CORPORATE INFORMATION AND HISTORY

         We were organized in September 1998 as North American Software Associates, Limited, a Delaware corporation. Effective December 21, 1999, North American Software Associates, Limited was acquired by Pierce International, Inc., a Colorado corporation, in a share exchange transaction. In March 2000 we moved our state of incorporation to Delaware and changed our name to North American DataCom, Inc.

         Our executive offices are located at 751 County Road 989, Building 1000, Iuka, Mississippi 38852. Our telephone number is (662) 424-5050. Our fax number is (662) 424-5059.

THE OFFERING

Securities offered by the selling
   Stockholders                              2,302,624 shares of common stock

Common stock outstanding                     98,655,678 shares as of
                                             December 8, 2000(1)

Options outstanding                          Options for 14,484,216 shares as
                                             of December 8, 2000.

Use of proceeds                              We will receive no proceeds from
                                             the sale of the common stock by the
                                             selling stockholders.

Risk Factors                                 An investment in the common stock
                                             offered hereby involves a great
                                             deal of risk.  See "Risk Factors."

OTC Electronic Bulletin Board symbol.        "NADA"

         (1) Excludes shares issuable upon exercise of outstanding stock options. We have approximately 14,484,216 options outstanding as of December 8, 2000.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk, including those risks discussed below. You should carefully consider these risk factors along with all of the other information contained in this prospectus before you decide to purchase shares of our common stock. If any of these risks actually occur, our business, financial condition and operating results could be adversely affected. If that happens, the trading price of our common stock could decline and you could lose part or all of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

RISKS ASSOCIATED WITH OUR BUSINESS AND OPERATIONS

We are a start up company, have experienced historical operating losses and received a going concern opinion from our auditors.

         Substantially all of our historical revenues have been derived from providing Internet access services and digital and alpha paging services. We have no customers or revenues from our fiber optic and wireless broadband network that we are currently attempting to develop or our enterprise data storage facility that we are currently attempting to construct. Because our operating history is extremely limited, and we have not actually commenced operations on our fiber optic and wireless broadband network or our enterprise data storage facility, you may find it difficult to evaluate our business operations and prospects. We have experienced operating losses in each fiscal quarter since we were founded and will likely continue to experience such losses. As noted in our auditor's report dated September 18, 2000, our auditors have indicated that there was substantial doubt as to our ability to continue as a going concern.

We have immediate needs for substantial additional capital.

         Our present operations do not provide sufficient cash flow to pay our debts as they become due. We had negative working capital of approximately $15,000,000 at September 30, 2000, and we expect we will need to obtain additional capital of approximately $150,000,000 to finance our operating and capital needs over the next twelve months. We are actively searching for sources of financing in order to fund our business operations and capital needs, but have no commitment to provide such financing as of the date of this Prospectus. See "Management's Discussion and Analysis of Financial Condition - Liquidity." If we fail to obtain additional capital our proposed operations will be substantially restricted and we may not be able to pursue our proposed business plan.

We are currently in default in paying certain material obligations.

         In March 2000, we entered into an agreement with Qwest Communications to purchase 500 miles of fiber conduit from New Orleans to Mobile, Alabama and from Pensacola, Florida to Jacksonville, Florida. The total purchase price under this agreement was approximately $15,000,000. Payments totaling approximately $9,000,000 are currently due or past due under the agreement. We have not made any of the payments due under this agreement and we are not able to make the payments, but no default has been declared. Our obligations under this agreement are personally guaranteed by our president. See "Certain Relationships and Related Transactions." We have also entered into a contract with Thoroughbred Technology and Telecommunications to lay fiber conduit between Atlanta and Memphis, through Chattanooga, at a total cost of approximately $29,000,000, of which 10% was due on October 15, 2000. The Company has received a notice of default under this contract, as we have not made this payment and we are not currently able to make the payment. If we are not able to obtain financing or raise funds to satisfy these obligations, we may lose the ability to continue to lay fiber optic cable and be subject to claims for contract breach. This would impede our plans to develop and operate a fiber optic and wireless broadband network and enterprise data storage facility.

We lease our facilities and the lessor has the right to terminate the lease.

         We lease our primary facility in Iuka, Mississippi from the Mississippi Department of Economic and Community Development. This facility is critical to our proposed business plan because it already contains many of the features necessary for us to establish an enterprise data storage facility. Under our current lease agreement the lessor has the right to terminate the lease on ninety days prior written notice, regardless of whether we have defaulted under the lease. Termination of the lease by the lessor, especially after we have invested considerable time and funds in developing the facility as an enterprise data storage facility, would cause material damage to us and to our proposed business plans. See "Business - Properties".

We have certain outstanding obligations to pre-merger shareholders of Pierce International, Inc.

         As part of the share exchange transaction with Pierce International, Inc. effected in December 1999, we agreed that as soon as practicable after the closing of the share exchange transaction we would offer to those persons who were shareholders of Pierce International, Inc. immediately prior to the closing, by means of a registration statement filed with the Securities and Exchange Commission, the right to purchase 0.26 of a share for each share held by such person at a price of $0.25 per share at any time prior to the expiration of one year from the effective date of the registration statement. As of the date of this prospectus, we have determined that it is not yet practicable to make such an offer, principally due to the expense of state registration of the offer. There were approximately 7,515,705 shares outstanding held by Pierce shareholders immediately prior to closing the share exchange transaction, and we would need to issue approximately 1,954,083 additional shares of our common stock in the event all options to purchase such shares were exercised. A sudden increase in the number of shares of our common stock that is outstanding may cause the price of the stock to go down and also could affect our ability to raise equity capital.

Our operating results are likely to fluctuate widely from one period to another.

         We expect that our operating results for the foreseeable future are likely to fluctuate widely from quarter to quarter and from year to year. This is especially true while we are building our fiber optic and wireless broadband network. Fluctuation of results may occur due to a variety of factors including, demand for and market acceptance of our products and services, reliability of service and network availability, the ability to increase bandwidth as necessary, customer retention, capacity utilization of our enterprise data storage facility, the timing of customer needs, the timing and magnitude of capital expenditures, changes in pricing policies or practices of competitors, and changes in governmental regulations.

We will face significant competition in running our business.

         Our market is intensely competitive. We may not have the resources to compete successfully in the future. Current and potential competitors include national, foreign and regional internet service providers, global, regional and local telecommunications companies and the Regional Bell Operating Companies, providers of server hosting and data storage services, and other technology services and products companies. Most of these competitors will have substantially greater resources than us. See "Description of Business - Competition."

We are entering a new market.

         The market for Internet system and network management solutions has only recently begun to develop, is evolving rapidly and is characterized by an increasing number of market entrants. This market may not prove to be viable or, if it becomes viable, may not continue to grow. We currently incur costs in excess of our revenues. If we cannot attract and retain a customer base, we will not be able to increase our sales and revenues nor create economies of scale to offset our fixed and operating costs.

We will need to be able to manage growth.

         In order for us to accomplish our proposed business plan, we must experience rapid growth in building our enterprise data storage facilities and network infrastructure, expand our service offering, expand our geographical coverage, expand our customer base and increase the number of our employees. This growth is expected to place a significant strain on our financial, management, operational and other resources, including our ability to ensure customer satisfaction. This expansion will require significant time commitments from our senior management and involve the efficient management of multiple relationships with a growing number of third parties. Our ability to manage growth effectively will require us to continue to expand operating and financial procedures and controls, to upgrade operational, financial and management information systems and to attract, train, motivate and retain key employees. We will also need to be able to attract, hire and retain qualified employees in today's competitive employment market. If our executives are unable to manage growth effectively, our business could be materially adversely affected.

If our systems fail, we could face significant costs.

         We must protect our network infrastructure and equipment against damage from human error, physical or electronic security breaches, power loss and other facility failures, fire, earthquake, flood, telecommunications failure, sabotage, vandalism and similar events. Despite precautions that we have taken, a natural disaster or other unanticipated problems at one of our facilities could result in interruptions in services or significant damage to customer equipment or data. Any damage to or failure of our systems or service providers could result in reductions in, or terminations of, services supplied to our customers, which could have a material adverse effect on our business.

We will depend on network interconnections supplied by third parties.

         We will rely, in part, on a number of public and private network interconnections to allow our customers to connect to other networks. If the networks with which we interconnect were to discontinue their interconnections, our ability to exchange traffic would be significantly constrained. Furthermore, our business could be harmed if these networks do not add more bandwidth to accommodate increased traffic. Some of these networks will likely require the payment of fees for the right to maintain interconnections. There usually is nothing to prevent any networks from increasing fees or denying access. In such cases, our ability to pursue the proposed business plan could be materially adversely affected.

A portion of our business may be subject to international risks.

         We are pursuing international business opportunities, especially with respect to the Country of Turkey. Risks inherent in international operations include unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers; challenges in staffing and managing foreign operations; differences in technology standards; employment laws and practices in foreign countries; longer payment cycles and problems in collecting accounts receivable; political instability; changes in currency exchange rates and imposition of currency exchange controls and potentially adverse tax consequences.

Our business is likely to become dependant upon one or a few major customers.

         Upon completion and commencement of operations of our planned fiber optic and wireless broadband network and enterprise data storage facility, we will likely experience periods during which we will be highly dependent on one or a limited number of customers. Being dependent on a single or a few customers will make it difficult to satisfactorily negotiate attractive prices for our services and will expose us to the risk of substantial losses if a single dominant customer stops conducting business with us.

RISKS RELATED TO LEGAL REQUIREMENTS

We will have to comply with telecommunications regulations.

         Most of our proposed business services and products are subject to regulation at the federal and state levels. These regulations are in some cases uncertain and are often undergoing change. If we fail to comply with these regulations our business could be materially adversely effected. See "Description of Business - Government Regulation."

We will have to comply with environmental regulations.

         Our intended operations, especially the construction and operation of a fiber optic network, are subject to various federal, state and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which have become increasingly stringent, are implemented principally by the Environmental Protection Agency and comparable state agencies, and govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters, and the manufacture and disposal of certain substances. There are no material environmental claims currently pending or, to our knowledge, threatened against us. In addition, we believe that our operations are in material compliance with current laws and regulations. We estimate that any expenses incurred in maintaining compliance with current laws and regulations will not have a material effect on our earnings or capital expenditures. However, current regulatory requirements may change, currently unforeseen environmental incidents may occur, or past non-compliance with environmental laws may be discovered on our properties.

RISKS RELATED TO THE OFFERING

We may issue additional shares of common stock or preferred stock without shareholder approval and may agree to register the resale of additional shares of common stock.

         Our Certificates of Incorporation authorizes the issuance of up to 150,000,000 shares of common stock and up to 10,000,000 shares of preferred stock with such rights and preferences as our board of directors may determine from time to time. Our board of directors may authorize us to issue additional shares of common stock or one or more series of preferred stock without shareholder approval. The existence or terms of these securities may adversely affect the rights of holders of the common stock. In addition, we may grant rights to other current or future holders of common stock to have their shares of common stock registered for resale under the Securities Act of 1933. A decision by any such shareholder to publicly sell a significant number of shares of the common stock will have the potential to cause a material decrease in the trading price of the common stock and may impair our future ability to raise capital at prices or on terms favorable to us.

The market price of our common stock is extremely volatile.

         Trading volume and prices for our common stock have fluctuated widely since our share exchange transaction with Pierce International, Inc. During the period from January to September 2000 the bid price for our common stock has ranged from $0.95 per share to $9.13 per share. Our common stock trades only on the NASD's OTC Bulletin Board. As a result, selling our shares may be more difficult because smaller quantities of shares may be bought and sold, transactions may be delayed, and news media coverage of us is limited. Further, securities analysts do not cover our stock and institutional investors are unlikely to purchase our stock. See "Market for Registrant's Common Equity and Related Stockholder Matters." All of the shares registered for sale on behalf of the selling stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. We filed a Registration Statement of which this prospectus is a part to register these restricted shares for sale into the public market by the selling stockholders. The effect of this Registration Statement is to increase the number of unrestricted shares. A sudden increase in the amount of unrestricted shares may cause the price of the stock to go down and also could affect our ability to raise equity capital. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain "restricted shares" in the hands of the holder, except for those held by non-affiliates, for a period of one year, calculated pursuant to SEC Rule 144.

"Penny Stock" regulations may impair the liquidity of our common stock.

         Because the bid price of our common stock is below $5.00 per share, shares of common stock may be subject to the SEC's Rule 15g-9 and other penny stock regulations under the Securities Exchange Act of 1934. Rule 15g-9 imposes sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the prospective purchaser and have received the purchaser's written consent to the transaction before the sale. Consequently, this rule and other "penny stock" regulations may adversely affect the ability of broker-dealers to sell our shares and may adversely affect the ability of holders to sell their shares of common stock in the secondary market.

A small number of persons control the Company.

         Robert R. Crawford, our President and sole director, controls approximately 45% of our outstanding shares of common stock. In addition, a trust for the benefit of certain adult members of Mr. Crawford's family controls approximately 18% of our outstanding shares of common stock, of which Mr. Crawford disclaims beneficial ownership. As a result, Mr. Crawford and his family are able to exercise a significant influence over all matters requiring shareholder or board of director approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

We do not intend to pay, and expect to be unable to pay, dividends on our common stock.

         We have not paid dividends, and do not intend to pay any dividends in the foreseeable future, since earnings, if any, are expected to be retained for use in the development and expansion of our business.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "plan," "could," "would", "estimate," "expect," "intend," "may," "should," and "will" or similar words. For example, statements about the level of capital expenditures and working capital that we may need to fund our business plan and the miles of fiber optic plant that we expect to develop are forward-looking statements. You should read statements that contain these words carefully because they discuss our future expectations, contain projections or our future results of operations or of our financial position or state other "forward-looking" information. There will likely be events in the future that we are not able to accurately predict or control. The factors listed above in the section captioned "Risk Factors" as well as any cautionary language located elsewhere in this Prospectus, provide examples of some of the risks, uncertainties and events that may cause our actual results to differ materially from the expectations se describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this Prospectus could have a material adverse effect on our business, results of operations and financial position.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

         We will bear the expenses of the registration of the shares of common stock offered herein and estimate that these expenses will be approximately $55,000.

      MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is traded on the over-the-counter electronic bulletin board under the symbol "NADA". The market for the common stock has often been sporadic, volatile and limited.

         The following table shows the high and low bid prices for our common stock as reported by NASDAQ during the past two years and current year. The prices reflect inter-dealer quotations, without retail markup, markdown or commissions and may not represent actual transactions.

Fiscal Quarter Ended          High Bid         Low Bid
--------------------          --------         -------
September 30, 1998            $   0.23         $   0.05
December 31, 1998             $   0.15         $   0.03
March 31, 1999                $   0.12         $   0.06
June 30, 1999                 $   0.10         $   0.05

September 30, 1999            $   0.10         $   0.05
December 31, 1999             $   1.69         $   0.05
March 31, 2000                $   9.13         $   0.95
June 30, 2000                 $   7.06         $   2.75

September 30, 2000            $   6.94         $   2.00


Holders of Record

         On November 28, 2000, we had approximately 477 registered holders of record of our common stock.

Dividends

         Holders of the our common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities and any preferential liquidation distributions to our preferred stockholders. The Board of Directors is not obligated to declare a dividend. We have not paid any dividends on our common stock, and we do not have any current plans to pay any common stock dividends.

"Penny Stock" Rules

         Because the bid price of our common stock has been below $5.00 per share, the SEC's Rule 15g-9 may apply to our common stock. This rule imposes additional sales practice requirements on a broker-dealer that sells Rule 15g-9 securities to persons other than the broker-dealer's established customers and institutional accredited investors. For transactions covered under Rule 15g-9, the broker-dealer must make a suitability determination of the purchaser and receive the purchaser's written agreement to the transaction before the sale. In addition, broker-dealers, particularly if they are market makers in the common stock, have to comply with the disclosure requirements of Rules 15g-2, 15g-3, 15g-4, 15g-5 and 15g-6 under the Exchange Act unless the transaction is exempt under Rule 15g-1. Consequently, Rule 15g-9 and these other rules may adversely affect the ability of broker-dealers to sell or to make markets in the common stock and also may adversely affect the ability of purchasers of the shares offered by this prospectus to resell their shares.

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below have been derived from the Company's consolidated financial statements included elsewhere in this prospectus. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and related notes thereto included elsewhere in this prospectus.

                                                        Inception
                                                      (September 1,    Three Months       Three Months
                                     Fiscal Year          1998)           ended              ended
                                        Ended            through       September 30,      September 30,
                                       June 30,          June 30,           2000              1999
                                         2000             1999          (unaudited)       (unaudited)
                                    ------------      ------------      ------------      ------------
Net Service Revenues                $    269,649      $     19,539      $     69,432      $     23,995
Cost of Services                         117,924            24,667            48,014            10,378
                                    ------------      ------------      ------------      ------------
Gross Profit (Loss)                      151,725            (5,128)           21,418            13,617
Selling, General and
Administrative Expenses                1,744,701           477,612           715,864           197,179
                                    ------------      ------------      ------------      ------------
Operating Loss                        (1,592,976)         (482,740)         (694,446)         (183,562)
Other Income (Expense), Net             (214,710)          184,650          (174,640)            3,823
                                    ------------      ------------      ------------      ------------
Loss before income tax
expenses (benefit)                    (1,807,686)         (298,090)         (869,086)         (179,739)
   Income tax expense (benefit)               --              (990)               --                --
                                    ------------      ------------      ------------      ------------
   Net Loss                           (1,807,686)         (297,100)         (869,086)         (179,739)
                                    ------------      ------------      ------------      ------------
Basic and Diluted Loss per
Common Share                        $      (0.03)     $      (0.01)     $      (0.01)     $       0.00
                                    ------------      ------------      ------------      ------------
Weighted Average Number of
Common Shares Outstanding             71,725,566        33,193,595        91,393,141        46,515,268

                                                                      At September 30,  At September 30,
                                     At June 30,      At June 30,          2000               1999
                                        2000              1999          (unaudited)       (unaudited)
                                    ------------      ------------      ------------      ------------
BALANCE SHEET DATA:
Working Capital                     ($15,287,050)     $    622,031      ($14,817,932)     $    449,507
Total Assets                          16,250,980         1,283,172        16,739,383         1,159,809
Long-Term Debt                            23,917            29,079            23,917            83,248
Shareholders' Equity                $    775,304      $  1,055,771      $  1,475,343      $    874,782

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview


         The Company was organized in September 1998 as North American Software Associates, Limited, a Delaware corporation. The Company was organized to provide a variety of telecommunications services. On April 1, 1999, the Company acquired all of the assets of Freedom 2000, a local internet service provider, in exchange for 577,123 shares of restricted common stock of the Company. On December 3, 1999, the Company acquired all of the common stock of Action Communications, Inc. ("Action"), a provider of digital and alpha numeric paging services, in exchange for 1,731,339 shares of restricted common stock of the Company. The Action transaction has been treated for accounting purposes as a purchase of assets and liabilities, and revenues and expenses of Action prior to December 3, 1999 have not been consolidated. The financial statements for Action for the eleven month period ended November 30, 1999 are included elsewhere in this Prospectus. Effective December 21, 1999, North American Software Associates, Limited ("NAS") was acquired by Pierce International, Inc. in a share exchange transaction and in March 2000 the Company changed its name to North American DataCom, Inc. The transaction with Pierce International, Inc. has been accounted for as a reverse acquisition since the former shareholders of NAS owned controlling interest in the Company immediately following the transaction and management of Pierce International, Inc. was replaced by management of NAS.


         The Company currently provides Internet and Alpha numeric paging services to the mid-south area. The current operations do not rely on trademarks, licenses, franchises or concessions held. Operations are not seasonal, do not depend on a single customer and do not have a backlog of orders.

         The Company intends to provide broad-based communications and information technology services with an emphasis on wideband fiber optic and wireless telecommunications services that support enterprise data storage solutions. These services are intended to include Internet access services, on-line critical data storage and retrieval, and data and voice networking. Currently the Company only provides Internet access services and digital and alpha numeric paging services. All of the Company's historical revenues have been derived from these services.

Results of Operations:

         Because the Company only acquired Freedom 2000, its Internet service provider, in April 1999, only a partial year of revenues and expenses from this activity is reflected in the Company's results of operations for fiscal 1999, compared with a full year of operations for fiscal 2000. Because the Company only acquired Action Communications, Inc., its digital and alpha numeric paging provider, in December 1999, none of the revenues and expenses from this activity is reflected in the Company's results of operations for fiscal 1999 and the quarter ended September 30, 1999, and only a partial year of operations is reflected for fiscal 2000. As a result, management does not believe that the Company's results of operation for fiscal 1999 and the quarter ended September 30, 1999 are directly comparable to results of operation for fiscal 2000 and the quarter ended September 30, 2000, respectively, and are not indicative of possible results in the future.

Fiscal Year Ended June 30, 2000 Compared to 1999

         The Company's historical net service revenues consist primarily of monthly fees from customers subscribing to the Company's Internet service provider services or the Company's digital and alphanumeric paging services. Net service revenues increased to $269,649 in fiscal 2000 from $19,539 in fiscal 1999, an increase of approximately 1,280%. This growth in net service revenues was primarily the result of having a full year of operations for the internet service provider in fiscal 2000, as compared with only three month's of operations in fiscal 1999 and having seven months of operations generating approximately $93,000 of revenues for the paging services in fiscal 2000, as compared with no operations in fiscal 1999. In addition, the Company provided Internet access service to approximately 1,500 customers at June 30, 2000 as compared with only about 250 customers at June 30, 1999.

         The Company's cost of services consist primarily of paging airtime, postage and delivery expenses and allocated overhead costs. Cost of services increased to $117,924 in fiscal 2000 from $24,667 in fiscal 1999, an increase of approximately 378%. This increase in cost of services was primarily related to the increase in net services provided. Cost of service, as a percent of net service revenue, fell from 126% in fiscal 1999 to 43% in fiscal 2000 due to the increased customer base and correlating increase in revenue. As a result, gross profit in fiscal 2000 was $151,725, as compared with a gross loss of $5,128 in fiscal 1999.

         The Company incurred selling, general and administrative expenses of approximately $1,744,701 in fiscal 2000 compared with $477,612 in fiscal 1999, an increase of approximately 265%. These expenses consisted primarily of telephone expenses, insurance expenses, payroll expenses, legal and professional services and rent expense, as well as non-cash stock compensation. This increase in selling, general and administrative expenses was primarily the result of having a full year of operations for the Internet service provider in fiscal 2000, as compared with only three month's of operations in fiscal 1999 and having seven months of operations for the paging services in fiscal 2000, as compared with no operations in fiscal 1999. The Company experienced an increase of approximately 200% in the number of employees from fiscal 1999 to fiscal 2000. Approximately $195,161 of general and administrative expense in fiscal 2000 was incurred by the Company in order to pursue its broadband telecommunications network and enterprise data center business plans. In addition, approximately $211,000 of general and administrative expense was attributed to the merger with Pierce International, Inc. during fiscal 2000.

         The Company incurred approximately $214,710 in other expense in fiscal 2000 as compared with $184,650 of other income in fiscal 1999. Other income (expense) was primarily associated with the sale of 500,000 shares of New York Regional Rail Corporation stock, investment income, interest expense and various miscellaneous expenses. Imputed interest of approximately $180,282 was recorded in fiscal 2000 relating to a contract to acquire rights-of-way and fiber conduit which provided for payments over a period of months without stated interest.

Three Month Period Ended September 30, 2000 Compared to Three Month Period Ended September 30, 1999

    Net service revenues increased to $69,432 in quarter ended September 30, 2000 from $23,995 for the quarter ended September 30, 1999, an increase of approximately 189%. This growth in net service revenues was primarily the result of having operations generating approximately $18,174 of revenues for the paging services in quarter ended September 30, 2000, as compared with no paging operations for the same quarterly period in 1999. In addition, the Company provided Internet access service to approximately 1,246 customers at September 30, 2000 as compared with only about 434 customers at September 30, 1999.

    Cost of services increased to $48,014 for the quarter ended September 30, 2000 from $10,378 for the quarter ended September 30, 1999. This increase in cost of services was primarily due to an increase in customers, net services provided, and increasing cost concerning telecommunications services. Cost of service, as a percent of net service revenue, increased from 43.3% for the quarter ended September 30, 1999 to 69.2% for the quarter ended September 30, 2000. As a result, gross profit for the quarter ended September 30, 2000 was $21,418, as compared with $13,617 for the quarter ended September 30, 1999.

    The Company incurred selling, general and administrative expenses of approximately $715,864 for the quarter ended September 30, 2000 compared with $197,179 for the quarter ended September 30, 1999, an increase of approximately 263%. These expenses consisted primarily of telephone expenses, insurance expenses, payroll expenses, legal and professional services and rent expense. This increase in selling, general and administrative expenses was primarily the result of having a full period of operations for paging services in during the quarter ending September 30, 2000, as compared with no paging services operations for the quarter ended September 30, 1999. In addition, the Company experienced an increase of its number of employees to 28 employees at September 30, 2000 as compared to 11 employees at September 30, 1999. Approximately $131,813 of general and administrative expense for the quarter ended September 30, 2000 was incurred by the Company in order to pursue its broadband telecommunications network and enterprise data center business plans.

    The Company incurred approximately $174,640 in other expense for the quarter ended September 30, 2000 as compared with $3,823 of other income for the quarter ended September 30, 1999. Other income (expense) was primarily associated with investment income, interest expense and various miscellaneous expenses. Imputed interest of approximately $182,263 was recorded in the quarter ended September 30, 2000 relating to a contract to acquire rights-of-way and fiber conduit which provided for payments over a period of months without stated interest.

Liquidity:

        The Company's primary liquidity and capital needs consist of funding cash flow losses from operations, constructing and equipping the Company's enterprise data center and constructing the Company's fiber optic and broadband wireless telecommunications network. In fiscal 2000 the Company used approximately $1,183,421 of net cash in operations. In fiscal 1999, the Company used approximately $429,698 of net cash in operations. In fiscal 2000, approximately $236,906 was provided by investing activities, of which $700,000 was attributed to the Company's collection of a $700,000 receivable in connection with the sale of New York Regional Rail Corporation stock, and $463,094 was used for the purchase of property and equipment. In fiscal 1999, approximately $142,399 was used for the purchase of property and equipment. In fiscal 2000 and fiscal 1999, approximately $954,110 and $585,450, respectively, in funds were provided from financing activities, principally consisting of proceeds from selling equity securities.

         For the quarters ended September 30, 2000 and 1999, the Company used approximately $522,273 and $201,561 of net cash in operations, respectively. For the quarter ended September 30, 2000, the Company used approximately $143,977 in investing activities for the purchase of property and equipment and advanced funds of $200,000 in connection with its proposed Turkish venture. Approximately $1,597,125 in funds were provided from financing activities for the quarter ended September 30, 2000, principally consisting of proceeds from selling equity securities. Payments of $575,000 against a note payable were made in the quarter. For the quarter ended September 30, 1999, the Company generated $681,712 in investing activities (principally from the receipt of $700,000 in proceeds discussed above) and generated $53,022 in financing activities.

        In March 2000, the Company entered into an agreement with Qwest Communications to purchase approximately 500 miles of fiber conduit from New Orleans to Mobile, Alabama and from Pensacola, Florida to Jacksonville, Florida. The total purchase price under this agreement is approximately $15,120,000. Payments totaling approximately $9,000,000 are currently due or past due under the agreement. Payments are due quarterly through March 31, 2001. The Company has not made any of the payments due under this agreement, but no default has been declared.

        In August 2000, the Company also entered into an agreement with Thoroughbred Technology and Telecommunications to lay fiber conduit from Atlanta, Georgia to Chattanooga, Tennessee and from Chattanooga to Memphis, Tennessee. The total cost of this project under the agreements that the Company has already executed is approximately $29,000,000. 10% of this cost was due October 15, 2000, with the remainder due as segments of the project are completed. A notice of default under this agreement has been received by the Company as the Company has not made any of the payments due under this agreement.

        If the Company is not able to obtain financing or raise funds to meet its obligations under the Qwest agreement and cure the default and meet its obligations under the Thoroughbred Technology agreement, the Company may lose the ability to continue to lay fiber optic cable and be subject to claims for contract breach. This would impede the Company's ability to develop and operate its planned fiber optic and wireless broadband network and enterprise data storage facility.

        In July, the Company advanced $200,000 to Global Fiber Optic and Wireless Communications, Ltd. ("Global") in anticipation of developing a joint venture to develop internet and information technology services for Turkey. The Company and Global plan to each have a fifty percent interest in any joint venture formed. The Company will be required to provide electronic and communications technologies, while Global will provide rights-of-way and other real estate as needed in Turkey.

        Management expects that the Company will require approximately $150,000,000 in capital over the next twelve months to fund the following anticipated needs. Estimated expenditures include, but are not limited to, approximately $81,000,000 to acquire network rights-of-way, installation of conduit and fiber optic cable, $28,000,000 for optical electronics and software, $10,000,000 for operation support systems and network operation center software, $9,500,000 for Tier IV enterprise data center infrastructure upgrade and improvements, $11,000,000 in working capital and approximately $10,500,000 for financing costs. Actual costs may vary from management's current expectations.

        The Company plans to fund its liquidity and capital needs through joint venture arrangements with strategic business partners, vendor financing and the issuance of equity and debt securities. The Company is proceeding with discussions with strategic partners, but has no commitments to provide financing as of the date of this Prospectus.

        In June 2000, the Company sold 300 shares of Series B cumulative convertible preferred stock to Robert Crawford, the Company's president, director and principal shareholder, for a purchase price of $1,000 per share. In order to pay certain accounts payable and for use for working capital, in September 2000, Mr. Crawford purchased from the Company 500 additional shares of Series B cumulative convertible preferred stock for a purchase price of $1,000 per share. Each share of the Series B cumulative convertible preferred stock is convertible into 500 shares of common stock commencing July 1, 2001, and is entitled to an annual dividend of $60.

        In order to pay certain accounts payable and for use for working capital, in July 2000 the Company agreed to sell 317,500 shares of common stock for a total purchase price of $635,000. In August 2000, the Company closed the placement of these shares, and the Board of Directors authorized the issuance of the 317,500 shares of common stock to satisfy the agreement. The Company further agreed to use its best efforts to register the resale of such shares with the SEC prior to February 2001. These shares are included in the registration statement of which this Prospectus is a part.

        In September 2000, the Company closed the private placement of 150,000 shares of common stock for a total purchase price of approximately $442,125. The Company agreed to pay certain fees associated with the placement through the issuance of an additional 3,000 shares of restricted common stock and the payment of $13,700 in cash. The terms of the transaction provide that the Company shall file a registration statement with SEC for the resale of the 150,000 shares by October 5, 2000. For each fifteen day period following October 5, 2000 in which the registration statement is not filed with the SEC, the Company is required to make a payment to the private investor equal to $8,842 payable in cash or common stock based upon the closing OTC bid price of the shares of Company's common stock as of the end of each fifteen day period. As of December 8, 2000, the Company had issued an additional 20,225 shares of common stock to such investors for not filing such registration statement by October 5, 2000. In addition, if the registration statement is not declared effective by the SEC by February 2, 2001, the Company is required to make a payment to the private investor equal to $44,212 payable in cash or common stock based upon the closing OTC bid price of the shares of the Company's common stock as of such date. These shares are included in the registration statement of which this Prospectus is a part.



        The Company's liquidity and capital needs are substantial and the Company has no present commitments to fund those needs. As reflected in the Company's financial statements for fiscal year ended June 30, 2000 filed with the Company's Annual Report on Form 10-K, the auditors have expressed substantial doubt about the ability of the Company to continue as a going concern. As stated in note 11 to the unaudited financial statements, as of September 30, 2000, the Company has negative working capital with obligations totaling $15,240,123 due within one year of which approximately $9,000,000 is past due. In addition, the Company has sustained losses totaling $2,971,947 since inception. The inability of the Company to secure additional capital and financing and the inability of the Company to attain and maintain profitable operations would have a material adverse effect on whether the Company would be successful in implementing its proposed business plan and continue as a going concern.

Recent Accounting Pronouncements


         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

         SFAS 133 is effective for the financial statements for periods beginning after June 15, 2000. The Company has not entered into derivatives contracts either to hedge existing risk or for speculative purposes. Accordingly, the adoption of the new standard did not materially effect the fiscal 2001 financial statements.

         The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation did not have a significant impact on our financial statements.

         In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, -- Revenue Recognition, effective for fiscal years starting January 1, 2000, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. We believe that adopting SAB No. 101 will not have a material impact on our financial position or results of operations.

         In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ("SFAS 140"). SFAS 140 revises the standards for accounting for Securitizations and other transfers of financial assets and collateral and is effective for fiscal years ending December 15, 2000. We believe that adopting SFAS 140 will not have a material impact on our financial position or results of operations.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Effective June 7, 2000, the Company retained BDO Seidman, LLP ("BDO") to act as the Company's independent certified public accountant. In this regard, BDO replaced Spicer Jeffries & Co. ("Spicer") which audited the financial statements of Pierce International, Inc., the Company's legal acquiror for the fiscal year ended June 30, 1999. The reports of Spicer for this fiscal year did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. However, the report of Spicer for this fiscal year was qualified with respect to uncertainty as to the Company's ability to continue as a going concern. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Spicer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Spicer, would have caused it to make reference to such disagreements in its reports.

        The Company has authorized Spicer to discuss any matter relating to the Company and its operations with BDO.

        The change in the Company's auditors was recommended and approved by the board of directors of the Company. The Company does not have an audit committee.

        During the two most recent fiscal years prior to June 7, 2000, the Company did not consult with BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or reportable event as defined in the regulations of the Securities and Exchange Commission.

        The Company filed a Current Report on Form 8-K dated June 15, 2000, reporting the change in accountants. Spicer reviewed the disclosures in the Form 8-K. The Company advised Spicer that it had the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures in the Form 8-K or stating any reason why Spicer did not agree with any statements made by the Company in the Form 8-K. In a letter to the Company dated June 16, 2000, Spicer advised the

Company that it was in agreement with the statements made by the Company concerning that firm.

Quantitative and Qualitative Disclosures about Market Risks

         The Company has not entered into any transaction using derivative financial instruments and believes that its exposure to market risk associated with other financial instruments is not material. The Company's cash equivalents are maintained primarily in money market risks maturing in less than three months. Accordingly, the Company does not believe that it has any significant exposure to interest rate risk. The Company currently operates only in the United States and all sales are made in U.S. dollars. Accordingly, the Company does not have any material exposure to foreign currency rate fluctuations.

                                    BUSINESS

Overview

         The Company was organized in September 1998 as North American Software Associates, Limited, a Delaware corporation. We were organized to provide a variety of telecommunications services. Effective December 21, 1999, North American Software Associates, Limited was acquired by Pierce International, Inc., a Colorado corporation, in a share exchange transaction, and in March 2000, we moved our state of incorporation to Delaware and changed our name to North American DataCom, Inc.

         We intend to provide communications and information technology services with an emphasis on wideband fiber optic and wireless telecommunications services that support enterprise data storage solutions. These services are intended to include Internet access services, on-line critical data storage and retrieval, and data and voice networking. Our business plan envisions offering a wideband fiber optics and wireless telecommunications network that will service primarily Tier 2 markets by supporting wideband data, voice and internet transmission. Tier 2 markets consist of those population centers that are not in the primary 100 largest areas but are uniquely located along railroad rights-of-way where fiber optic transmission facilities can be easily accessed. Our short-term focus is on providing such services to Tier 2 markets in the southeast, primarily from Atlanta to Memphis.

         We plan to engage in, and are currently in the process of developing, the following lines of business:

         -  Enterprise Data Storage and Computing Facility
         -  Fiber Optic and Broadband Wireless Network

         We are currently engaged in the following lines of business:

         -  Internet Access Service Provider
         -  Digital and Alpha Paging Services
         -  Telecommunications Consulting Projects

         Enterprise Data Storage. We are in the process of furnishing and equipping a facility in Iuka, Mississippi to position ourselves to provide secure enterprise data storage and Internet access services for corporate, government and other users. In January 1999 we entered into a lease agreement for use of the facility that was originally constructed for the National Aeronautics and Space Administration ("NASA") in 1994 to support the advanced solid rocket motor project. When completed the facility originally housed a fully functional $20 million computer and network operations center and provided information processing and on-line data storage with a high level of security. Budget cuts for the space shuttle caused the closure of this facility in 1996. We believe that this facility, with its existing infrastructure and security features, is ideally suited for providing secure enterprise data storage and access services. Although we currently do not have any agreements with third parties to provide these services, we are proceeding to equip and furnish our facility to position ourselves to deliver these services in the future.

         Fiber Optic and Broadband Wireless Network. We are in the process of building a fiber optic and broadband wireless communications network, which will allow for the high-speed transmission of large amounts of data. We intend to market our high-speed data transmission network to businesses, government agencies and institutions that may prefer optical networks over existing telephone and satellite data transmission systems. In March 2000, we entered into an agreement with Qwest Communications in which we purchased 504 miles of conduit installed along the CSX railroad track from New Orleans, Louisiana to Mobile, Alabama, and from Pensacola, Florida to Jacksonville, Florida. We have not yet installed fiber optic cable within the conduit that we purchased from Qwest Communications. The agreement with Qwest calls for payments of approximately $15 million over the course of the agreement, approximately $9 million of which is currently due or past due. In August 2000, we entered into an agreement with Thoroughbred Technology and Telecommunications to lay fiber conduit between Atlanta, Georgia and Chattanooga, Tennessee and from Chattanooga to Memphis, Tennessee, and we have approximately 100 miles of conduit currently installed out of a total of 525 miles. We have not yet installed fiber optic cable within such conduit. The agreement calls for payments of approximately $29 million over the course of the agreement, approximately $2.9 million of which was due October 15, 2000 with the balance due in specified installments as the conduit is installed. We have received a notice of default under this contract, as we have not made the payment due October 15, 2000 and we are not currently able to make the payment. In addition, we have entered into an agreement with Tishomingo Railroad to provide last mile access to our enterprise data center in Iuka, Mississippi.

        Internet Access Service Provider. As of September 30, 2000, we provided Internet access services to approximately 1,500 customers in Mississippi, Tennessee and Alabama. The internet services that we provide to our customers include basic dial-up access to the Internet through standard computer modems, high-speed Internet access and the design and hosting of websites for customers. As our fiber optic and broadband wireless network expands, we will attempt to market our Internet access provider services to businesses and retail customers along the route of the network.

        Digital and Alpha Paging Services. Through our wholly-owned subsidiary, Action Communications, Inc. ("Action"), we provide digital and alpha numeric paging services to nine southeastern states and are expanding our coverage area to include portions of the eastern and southwestern United States. As a specialized mobile radio carrier, Action also provides dispatch, telephone and global position system services.

        Telecommunications Consulting Projects. We also propose to engage in telecommunications consulting projects for corporations, governmental agencies and institutions to upgrade their computer systems to function more effectively.

Industry Background

        Internet usage is growing rapidly, and businesses are increasingly embracing the Internet as a venue to sell their products and services. Many Internet operations are critical to the businesses and customers using the operations. In order to provide the quality, reliability, availability and redundancy of these critical operations, corporate information technology teams must make significant capital investments in facilities, personnel, equipment and networks which must be maintained and upgraded on a continuous basis. This investment is an inefficient use of resources, and has created the opportunity for businesses like us to offer server hosting, Internet connectivity, remote enterprise data storage and managed and professional telecommunications services to third parties to enable reliable, high performance for critical Internet operations.

        The data storage management market has expanded rapidly as more businesses and governmental agencies are outsourcing their data storage needs. This has led to significant growth in the industry of data storage infrastructure services, enterprise storage resource management, data replication product development and an increase in the number of data centers necessary for the growth in the data storage market. Although we are still in our development phase, we believe that our current infrastructure and planned expansion facilities will be well-positioned for servicing the growing need of data storage services.

Products and Services

        Enterprise Data Storage. We propose to become a Tier IV data center supporting secure enterprise data hosting and storage services. A Tier IV data center provides for its users site infrastructure capacity and capability to permit any planned activity without disruption to the critical load. We lease a state-of-the-art facility in Iuka, Mississippi that was originally designed and constructed to house the computer engineering and programming center for the NASA advanced solid rocket motor project. We believe that this facility is uniquely designed to provide the physical environment necessary for a Tier IV data center. If completed, this data center will enable us to offer enterprise storage operations, Internet hosting co-location, web-based data storage and general real-time data backup running 24-hours-a-day, 7-days-a-week. The facility is custom designed with raised floors, HVAC temperature control systems with separate cooling zones and full electric power redundancy. We intend to develop and upgrade our current data center in Iuka, Mississippi to support up to 65,000 square feet of raised floor data center services.

        Our facility contains a full range of security features. These include 24-hour-a-day secured access with security breach alarms, cipher lock systems and security guards on premises. The facility is housed in a government constructed, nearly tornado-proof building using full redundant primary power from two sources with multiple backup power generators. The facility currently has a 1,000 square foot, temperature controlled telecommunications room adjacent to a 3,200 square foot raised floor, temperature controlled computer room complete with security, UPS power backup and emergency diesel generator backup. The complex has a 50 mega-watt redundant power source provided by a TVA power station for current and additional power requirements which should meet all of our power requirements.

        In addition, we provide 24-hour systems management with onsite personnel who are trained in the areas of networks, Internet and transmission systems, and who are available to monitor enterprise storage operations, data center services, network operation controls, and Internet hosting. This physical and technical environment is expected to provide our potential customers the reliability and flexibility necessary to store mission critical web-based information at affordable rates.

        In order to upgrade our existing facilities to offer Tier IV services we will need to upgrade various elements of our facilities, including: (i) multiple data entrances, (ii) multiple power supplies, (iii) enhanced physical security for the premises and (iv) expansion of square footage of raised floor space. Currently we have data access to our hosting facility provided by microwave wireless transmission and leased lines from Atlanta and Memphis. As our fiber capacity is completed we expect to be able to provide dual redundant alternative data entrances to our hosting and storage facility.

        We plan to construct our enterprise data storage infrastructure around the E-Business Infrastructure Architecture. E-Business Infrastructure Architecture is the combination of hardware and software that is necessary to operate the Tier IV data center. The core components of our data storage infrastructure are expected to be fault tolerant enterprise storage, Hewlett-Packard and Sun Micro servers, and Oracle database software. We have selected a proven network structure and best in class components to build our enterprise storage system. We expect the hardware configuration for data storage to be EMC's Symmetrix open storage solution. The redundant storage architecture and world class support is expected to make our storage solution equal to other business data center providers.

        The software that we have chosen for use in our enterprise storage centers provides backups, testing, offline processing and performance measurements to customers that require zero downtime. Our remote storage facility is planned to provide mirroring of data between customer's data storage systems to ensure continuous data availability.

        We expect to use our fiber optic backbone for optical data transport and retrieval.

        While we are building our fiber network, we have installed a communications tower to provide wireless connectivity, initially at 155 MBPS, from our facility in Iuka, Mississippi into the nationwide Internet and telecommunications system through Atlanta and Memphis. This provides us with an interim capability to test market our enterprise data storage services, web-hosting services, and competitive local exchange carrier (CLEC) and interstate exchange carrier (IXC) telephone services to select markets.

        Internet Access Service Provider. We provide Internet access service under the tradename "Freedom 2000." We offer a wide range of Internet access services in the northeastern Mississippi area, including access services to business, government and residential users, web site development, web hosting, and Internet network development.

        Digital and Alpha Paging Services. Action provides digital and alpha numeric paging in nine southeastern states and is currently attempting to expand its coverage area to include portions of the eastern and southwestern United States. Action is a specialized mobile radio carrier in northern Mississippi providing dispatch, telephone and global positioning system services to support automated vehicle location services in the coverage area.

        Telecommunications Consulting Projects. We anticipate providing telecommunications consulting services to governments, agencies, institutions and business customers. In August 2000 we became a member of the Smart Solutions Group. This group has proposed a complete state-of-the-art healthcare information system for the country of Turkey. Smart Solutions Group includes U.S. corporations such as EMC, Cisco, Oracle, Sun Microsystems and Hewlett-Packard. The Smart Solutions Group has previously provided consultation services in connection with security and healthcare plans in Belgium, Germany, Slovenia and Singapore. We believe that our experience in creating our fiber optic network in the southeastern United States will make us uniquely qualified to consult and advise on construction on a similar system in Turkey. As of September 25, 2000, we had not reached any formal agreements for consulting or other services with Turkey.

Sales and Marketing

        We have formed a sales and marketing group with its initial focus on wholesale fiber optic and broadband services. The direct sales group plans on forming strategic partnerships with other businesses offering complementary services to target market sectors for fiber, bandwidth and data storage. We also plan to explore alternative sales and marketing channels focusing on the inter-exchange carriers, competitive local exchange carriers, Internet service providers and data centers. Additional target markets include dotcom companies, service providers and businesses which support small, medium and larger operations that are computing sensitive. We retain a government lobbying firm in Washington, D.C. to advise us on government contracting opportunities.

        Fiber Optic and Broadband Wireless Network. When our fiber optics network is complete we expect to market our services by focusing on Tier 2 communities along the route of the network. This will include interconnecting with providers in Atlanta, Chattanooga and Memphis.

        Enterprise Data Storage. When our data hosting and storage facilities are complete and operational, we expect to market our services primarily to governments, agencies, educational institutions, medical institutions and larger businesses. Our sales and marketing staff will focus on marketing its data center for dedicated Web hosting and complex custom hosting and professional services. In addition, we intend to offer general co-location and shared Web servers for customers that need multiple service offerings. We will further focus on developing strategic partnerships to offer multiple service offerings, including multiple service site support and dual data center redundancy. It is expected that the services will exploit our network infrastructure for data availability, data protection, scaleability and performance for the medical, financial, government and corporate arenas.

Competition

        The markets we currently serve, as an internet service provider and a digital and alpha paging service provider, and the markets we plan to enter, as a data storage provider and fiber optic and wireless network service provider, are intensely competitive, and we expect competition from existing service providers and new market entrants in the future. The principal competitive factors that may affect our ability to compete include ability to deliver services when requested by customers, technical expertise, network capability, reliability and quality of service, access to network resources, including circuits, equipment and interconnection capacity to other networks, price, brand name recognition, network security and financial resources.

        There can be no assurance that we will have the resources or expertise to compete successfully in the future.

Current and potential competitors in the market include providers of server hosting services, national foreign and regional ISPs, global, regional and local telecommunications companies and the Regional Bell Operating Companies, and other technology services companies.

        Most of our competitors have substantially greater resources, more customers, longer operating histories, greater name recognition, and more established relationships in the industry. As a result, these competitors may be able to develop and expand their network infrastructures and service offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional services competitive with those that we are proposing to provide.

        Some of our competitors may be able to provide customers with additional benefits in connection with the Internet system and network management solutions, including reduced communications costs, which could reduce the overall costs of their services relative to the costs of our services. We may not be able to offset the effects of any price reductions. In addition, we believe that our market is likely to encounter consolidation in the future which could result in increased price and other competition.

Government Regulation

        A significant portion of the services that we offer or that we expect to offer are or will be subject to regulation at the federal and/or state levels. The Federal Communications Commission (the "FCC") and state public utility commissions regulate telecommunications carriers, which are companies that offer telecommunications services to the public or to all prospective users on standardized rates and terms. Our paging services and our anticipated data transport services are expected to be regulated services.

        The FCC exercises jurisdiction over common carriers and their facilities and services, to the extent that they are providing interstate or international communications. The various state utility commissions retain jurisdiction over telecommunications carriers and their facilities and services to the extent that they are used to provide communications that originate and terminate within the same state. The degree of regulation varies from state to state.

        In recent years, the regulation of the telecommunications industry has been in a state of flux as the United States Congress and various state legislatures have passed laws seeking to foster greater competition in telecommunications markets. The FCC and state commissions have adopted many new rules to implement those new laws and to encourage competition. These changes, which are still incomplete, have created new opportunities and challenges for us and our competitors. Certain of these and other existing federal and state regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change, in varying degrees, the manner in which this industry operates. Neither the outcome of these proceedings nor their impact upon the telecommunications industry can be predicted at this time. Indeed, future federal or state regulations and legislation may be less favorable to us than current regulations and legislation and therefore have a material and adverse impact on our business and financial prospects by undermining our ability to provide telecommunications services at competitive prices.

        Federal Regulation and Legislation. We must comply with the requirements of a common carrier under the Communications Act of 1934, as amended, to the extent we provide regulated interstate services. These requirements include an obligation that our charges, terms and conditions for communications services must be "just and reasonable" and that we may not make any "unjust or unreasonable discrimination" in our charges or terms and conditions. The FCC also has jurisdiction to act upon complaints against common carriers for failure to comply with their statutory obligations.

        Comprehensive changes to the Communications Act were made by the 1996 Telecommunications Act, enacted on February 8, 1996. It represents a significant milestone in telecommunications policy by establishing competition in local telephone service markets as a national policy. The 1996 Telecommunications Act removes many state regulatory barriers to competition and forecloses state and local governments from creating laws preempting or effectively preempting competition in the telecommunications market.

        The 1996 Telecommunications Act places substantial interconnection requirements on the traditional local telephone companies. Traditional local telephone companies are required to provide physical collocation, which allows us and other similar companies and other interconnectors to install and maintain our own network termination equipment in the central offices of traditional local telephone companies, and virtual collocation only if requested or if physical collocation is demonstrated to be technically infeasible. This requirement is intended to enable us, along with other competitive carriers, to deploy our equipment on a relatively convenient and economical basis.

        The 1996 Telecommunications Act in some sections is self-executing. The FCC issues regulations interpreting the 1996 Telecommunications Act that impose specific requirements upon which we and our competitors rely. The outcome of various ongoing FCC rulemaking proceedings or judicial appeals of such proceedings could materially affect our business and financial prospects by increasing the cost or decreasing our flexibility in providing telecommunications services. The FCC prescribes rules applicable to interstate communications, including rules implementing the 1996 Telecommunications Act, a responsibility it shares in certain respects with the state regulatory commissions.

        The 1996 Telecommunications Act also directs the FCC, in cooperation with state regulators, to establish a universal service fund that will provide subsidies to carriers that provide service to individuals that live in rural, insular, and high-cost areas. A portion of carriers' contributions to the universal service fund also will be used to provide telecommunications-related facilities for schools, libraries and certain rural health care providers. The FCC released its initial order in this context in June 1997, which requires all telecommunications carriers to contribute to the universal service fund. The FCC's implementation of universal service requirements remains subject to judicial and additional FCC review. Additional changes to the universal service regime could increase our costs and could otherwise adversely affect our business.

        State Regulation. Some of our services that are not limited to interstate access potentially may be classified as intrastate services subject to state regulation. All of the states where we operate, or intend to operate, require some degree of state regulatory commission approval to provide certain intrastate services and maintain ongoing regulatory supervision. In most states, intrastate tariffs are also required for various intrastate services, although our services are not subject to price or rate of return regulation. Actions by state public utility commissions could cause us to incur substantial legal and administrative expenses and adversely affect our business.

        Local Government Regulation. In certain instances, we may be required to obtain various permits and authorizations from municipalities, such as for use of rights-of-way, in which we operate transmission facilities. Subject to litigation are whether various actions of local governments over the activities of telecommunications carriers such as ours, including requiring payment of franchise fees or other surcharges, pose barriers to entry for competitive local exchange carriers that violate the 1996 Telecommunications Act or may be preempted by the FCC. While we are not a party to this litigation, we may be affected by the outcome. If municipal governments impose conditions on granting permits or other authorizations, or if they fail to act in granting such permits or other authorizations, the cost of providing telecommunications and transmission services may increase or negatively impact our ability to expand our network on a timely basis and adversely affect our business.

Employees

        As of November 28, 2000, we had 28 full-time and 3 part-time employees. None of our employees is represented by a labor union, and we believe that our employee relations are good. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. The competition for personnel is intense, and there can be no assurance that we will be able to identify, attract and retain personnel in the future.

Properties

        In January 1999, we entered into a ten-year lease for 25,000 square feet of space in a specialized building in the Tri-State Commerce Park in Iuka, Mississippi, with a current annual rent of approximately $87,500. Annual rent under the lease increases to $100,000 for the year 2001 and increases to $125,000 for years 2002 through 2008. The facility was completed for NASA in 1994 to provide computer engineering and programing for the advanced solid rocket motor project. Budget cuts for the space shuttle caused closure of this facility in 1996. We believe that this facility, with its existing infrastructure and security features, is ideally suited for our present and proposed business operations. The lease may be terminated, with or without cause, upon ninety days written notice by either the lessor or us. In the event of an early termination of the lease, we would need to relocate our core operational facility. The early termination of the lease could adversely affect our operations and result in significant relocation expenses. In such event, we may not be able to locate a similar specialized structure within the Iuka, Mississippi area in which to conduct our data storage operations. The lease also provides us with a right of first refusal to lease an additional 75,000 square feet of space in the building. We are currently negotiating with the lessor of the property for an extension of the lease, modification of the termination provisions of the lease and the option for us to purchase the property.

        We also have a right of first refusal which expires in July 2001 to lease an 18,000 square foot building and a 36,000 square foot building in the Iuka, Mississippi area for our operations.

        We also lease approximately 3,000 square feet of office space in Denver, Colorado at an annual rent of approximately $36,000, which is used primarily for sales and marketing purposes.

Legal Proceedings

        We are not currently involved in any lawsuits.

                                   MANAGEMENT

         Our executive officers and directors as of November 28, 2000 are listed below. Each director listed below will hold office until the next annual meeting of shareholders. Cumulative voting is not permitted in the election of directors.

Name                              Age        Position
----                              ---        --------
Robert R. Crawford                 61        President, Secretary, Director
Bryan Forman                       60        Vice President
David Cray                         47        Vice President, Corporate Treasurer
Jerry Buuck                        46        Vice President, Sales and Marketing
Ted Roberts III                    45        Vice President, Chief Information Officer
Florian Yoste III                  57        Vice President, Government and Public Affairs

         Robert Crawford has been a director and the President of the Company since August 1998. From 1989 to 1998, Mr. Crawford served as the Chairman and Chief Executive Officer of New York Regional Rail Corporation and its affiliates. In March, 1997, Mr. Crawford filed a voluntary petition for protection of his personal assets under the federal bankruptcy code, but subsequently withdrew the petition in April, 1997 and subsequently satisfied all creditors.

         Bryan Forman has been a Vice President of the Company and President of North American InfoTech, LLC, one of our subsidiaries, since January 2000. During the 19 year period prior to joining the Company, Mr. Forman was employed by Qwest Transmission, Inc. where he served as a Vice President and General Manager.

         Jerry Buuck has been Vice President Marketing and Sales of the Company and North American InfoTech, one of our subsidiaries, since January 2000. Mr. Buuck was employed by Qwest Communications Corporation from 1995 to 2000 where he served as Director of Business Development and Product Management.

         David Cray has been Vice President, Corporate Treasurer of the Company since April 2000. From 1994 to 2000, Mr. Cray owned and managed an independent financial consulting firm. Previously, Mr. Cray held positions with various broker-dealers and investment banking firms.

         Ted Roberts III has been Vice President and Chief Information Officer of the Company since November 1998. Mr. Roberts was an independent information technology consultant from 1995 to November 1998.

         Florian H. Yoste III has been Vice President of Government Affairs of the Company since August 1999. From 1993 to 1999, Mr. Yoste served as Senior Special Assistant to Executive Director for the Governor's Office of Economic and Community Development, State of Mississippi.

Some of our other significant employees are summarized below:

         Lawrence R. Lonergan has been General Counsel for North American DataCom and North American InfoTech since February 2000. Mr. Lonergan was previously a partner at the law firm of Catafago & Lonergan in New York, where he practiced corporate and commercial litigation and handled various transactional matters.

         Gordon D. Evans has been Vice President of Operations of North American InfoTech since January 2000. Mr. Evans' responsibilities include logistics, strategic planning and manpower allocations for the construction of the Company's Fiber Optic Network. Prior to joining the Company, Mr. Evans worked for MCI Worldcom Telecommunications Corporation where he was a performance analyst in MCI's Network Management Center.

         Jerry Wilemon has been Senior Systems Engineer for the Company since January 2000. From 1995 to 1999 Mr. Wilemon was an independent consultant for the State of Mississippi, American Equipment and Action Communications, Inc. Mr. Wilemon's professional career includes both domestic and international assignments with Thiokol Corporation between 1994 and 1995, Lockheed Missiles and Space Company between 1990 and 1994, and Morrison Kundsen Corporation between 1979 and 1990, where he was director of material handling systems.

         Jerry Duke has been Director of System Engineering for North American InfoTech, a subsidiary of the Company, since January 2000. Prior to joining the Company, Mr. Duke was Director of Field Operations for the entire wireless communications network for Qwest Transmission Inc. from 1985 to 1999.

         Robert Elmes, Jr. has been Director of Provisioning for North American InfoTech since January 2000. Mr. Elmes was Provisioning Manager from 1983 to 1999 for Qwest Transmission, Inc.

         Robert Mecchi has been Director of Network Operating Center at North American InfoTech since January 2000. Between 1986 and 1999, Mr. Mecchi was Director of Network Control for Qwest Transmission Inc.

Committees of the Board and Meetings

         We do not have any audit, compensation or nominating committees of the board of directors. The board of directors took action by written consent or at a meeting eight times during our last fiscal year. All of the directors attended at least 75% or more of the meeting of the board of directors during the periods during which they served, during our last fiscal year.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning the compensation of our chief executive officer for each fiscal year since our formation in September 1998. No other executive officer received total salary and bonus in excess of $100,000 during the last fiscal year.

                                                             Annual Compensation
                                                          ---------------------------
                                                                        Other Annual
Name and Principal Position        Year     Salary ($)    Bonus ($)   Compensation ($)
---------------------------        ----     ----------    ---------   ----------------
Robert R. Crawford(1)              2000     $  57,000         0              0
                                   1999     $  52,500

         (1) In both fiscal 1999 and 2000, $52,500 of Mr. Crawford's salary was paid in the form of shares of common stock at the rate at $1.00 per share. Mr. Crawford did not accrue any long-term compensation in fiscal 1999 or fiscal 2000.

Employment Agreements.

         We have entered into employment contracts with David Cray and Ted Roberts. Mr. Cray's contract is for a term of three years commencing April 10, 2000, and Mr. Roberts contract is for a term of three years and two months commencing November 1, 1998. Both contracts provide for base salary of $100,000 per annum plus benefits. Mr. Cray's contract also provided for the grant of options for 250,000 shares of common stock at an exercise price of $3.00 per share. Mr. Robert's contract provided for the grant of common shares equal to 5% of the outstanding stock as of June 30, 1999 and for an option to purchase an additional 5% as of September 30, 1999. Both contracts provide that we may terminate the contract for certain events and provide that the employee will not compete with us during the term of the contract and for three years thereafter in a geographic area of 300 miles in the case of Mr. Cray and 1000 miles in the case of Mr. Roberts. None of our other executive officers are subject to an employment agreement at this time, however, we intend to enter into employment contracts with certain additional executive officers in the near future.

Stock Option Plans.

         As of December 8, 2000, we had stock options outstanding totaling 14,484,216 shares with exercise prices ranging from $.0433 to $3.00 per share and expiration dates ranging from December 31, 2001 to December 31, 2004. Approximately 8,442,468 of these options are held by officers and directors. These options were issued pursuant to individual option agreement and are not part of a stock option plan.

         Our predecessor, Pierce International, Inc., previously had adopted an Incentive Stock Option Plan which was discontinued in connection with our reorganization with Pierce International, Inc. There are currently no outstanding options under such stock plan. We intend to adopt a stock option plan for our employees, directors and consultants in the future.

Directors

         Currently, we have only one director. Directors have not been compensated for the services they provide as directors. In the future, non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board and committee members.

Indemnification and Exculpation Provisions

         Our certificate of incorporation provides the Company the right to indemnify of our officers and directors to the fullest extent permitted by Delaware law. In addition, under our certificate of incorporation, no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the certificate of incorporation does not eliminate the liability of a director for
(1) any breach of the director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director receives improper personal benefit.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 30, 1999, our Board of Directors issued 85,000 of our pre-merger common stock (981,091 shares post-merger) and agreed to issue 105,000 shares of our pre-merger common stock (1,211,936 shares post-merger), which has not been completed as of the date of this prospectus, to James White, a former director and officer of the Company, and Robert Crawford, President, sole director and principal stockholder of the Company, respectively, for services each provided to the Company in 1999 and 2000. Additional compensation of $88,830 for fiscal year 2000 services were approved by our Board of Directors for Mr. White and paid by issuing 26,320 shares of pre-merger common stock (303,792 shares post-merger).

         In March 2000, Mr. Crawford, president, sole director and principal stockholder of the Company, guaranteed our obligations under an agreement for the purchase by us of conduit from Qwest Communications for a purchase price of approximately $15,120,000. See "Management's Discussion and Analysis - Liquidity."

         In July 2000, North American InfoTech, LLC, one of our subsidiaries, entered into a right of way sublease agreement with Tishomingo Railroad Company, a company which is owned and controlled by the son of Mr. Crawford. The right of way agreement provides conduit access along certain railway lines to our facilities in Iuka, Mississippi. As part of the consideration for the agreement, a two percent membership interest in North American Infotech, valued by management at $0, which is the historical carryover cost basis, was assigned to Tishomingo Railroad Company.

         During fiscal 2000, we issued various shares of common stock and Series B convertible preferred stock to Robert R. Crawford, our president, sole director and principal stockholder, for cash and for services. See "Market for Registrant's Common Equity and Related Stockholder Matters" for a description of these transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 28, 2000 for (i) each of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) each person or group of affiliated persons whom we know beneficially owns more than 5% of the outstanding common stock and (iv) all of our directors and executive officers as a group.

         Except as otherwise noted, to the best of our knowledge the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them.

         Options, warrants, conversion and other rights to acquire shares of our common stock that are exercisable within 60 days of the table date are deemed to be beneficially owned by the persons holding these options or warrants for the purposes of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage of the total number of securities outstanding. As of the table date, we had 98,649,783 shares of common stock outstanding.

                                             Amount of
Name and Address                            Beneficial         Percent of
of Beneficial Owner                         Ownership             Class
-------------------                         ---------             -----
Robert R. Crawford(1)                       44,740,758            45.39%
751 County Road 989
Iuka, MS 38852

Citrus Springs Trust                        17,313,388            17.58%
Louis Villaume, Trustee
One Lakeside Plaza
Suite 602
Lake Charles, LA 70601

William H. Durham, MD                        8,156,421             8.28%
c/o T. I. Starling
16 Lakeland Drive #501
Jackson, MS 39216

All directors and executive officers
as a group (6 persons)(1)                   50,493,863            51.23%

(1)      Includes shares owned of record by Mr. Crawford's spouse.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 150,000,000 shares of common stock, $.0001 par value, of which 98,655,678 shares were issued and outstanding as of December 8, 2000. All outstanding shares of our common stock are fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

         VOTING. Holders of our common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our stockholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when Delaware law, our Certificate of Incorporation, or our bylaws require a greater vote and except when Delaware law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.

         DIVIDENDS. Holders of our common stock are entitled to dividends when and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

         PREEMPTIVE RIGHTS. The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

         LIQUIDATION. If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our stockholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.

PREFERRED STOCK

         We are authorized to issue up to 10,000,000 shares of preferred stock, par value $.0001 per share, issuable from time to time in one or more series, having such designation, rights, preferences, powers, restrictions and limitations as may be fixed by the Board of Directors.

         SERIES B CONVERTIBLE PREFERRED STOCK. In November 2000, we filed with the Delaware Secretary of State a Certificate of Designation establishing the series B convertible preferred stock consisting of 500,000 shares. As of November 28, 2000, 800 shares of our series B convertible preferred stock were issued and outstanding. The following is a summary of the rights, privileges and preferences of the series B convertible preferred stock.

         DIVIDENDS. The cumulative non-compounded dividend on the series A convertible preferred stock is 6% per annum based on the stated value of $1,000 per share, payable in July of each year and as otherwise permitted by law and declared by the Board of Directors, or upon the redemption or conversion of the series B convertible preferred stock into common stock. We may not declare or pay any dividends on the common stock unless we first declare and pay all unpaid dividends on the series B convertible preferred stock.

         CONVERSION. Each share of the outstanding series B convertible preferred stock is convertible, at the election of the holder thereof, into 500 shares of our common stock.

         VOTING. Each share of series B convertible preferred stock entitles the holder to the number of votes equal to the number of shares of series B convertible preferred stock held by such holder, provided that, in the event the preferred dividend is not timely paid, each share of series B convertible preferred stock will entitle the holder to the number of votes equal to the number of shares of common stock into which it is convertible. The holders of the common stock and the series B convertible preferred stock will vote as a single class on all matters on which our stockholders vote, except where otherwise required by law. The holders of the series B convertible preferred stock do not have cumulative voting for the election of directors.

         PREEMPTIVE RIGHTS. The holders of the series B convertible preferred stock do not have preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

         LIQUIDATION RIGHTS. If we liquidate, dissolve or wind-up our business, whether voluntary or otherwise, after we pay our debts and other liabilities, the holders of the series B convertible preferred stock will be entitled to receive from our remaining net assets, before any distribution to the holders of our common stock, the amount of $1,000 per share of series B convertible preferred stock in cash plus payment of all accrued but unpaid dividends. Holders of the series B convertible preferred stock will not be entitled to receive any other payments if we liquidate, dissolve or wind-up our business.

         REDEMPTION RIGHTS. The holders of the series B convertible preferred stock do not have any redemption rights.

WARRANTS AND OPTIONS

         As of December 8, 2000, we had outstanding options and warrants to purchase an aggregate of 14,484,216 shares of common stock at an average weighted exercise price of $0.33 per share. Such warrants and options expire on various dates from December 31, 2001 to December 31, 2004.

TRANSFER AGENT

         The transfer agent for our securities is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida; telephone 954-726-4954.

                              SELLING STOCKHOLDERS

         The securities offered by this prospectus are shares of common stock held by various purchasers of our common stock.

         In April 1999, we issued a warrant to purchase 10,000 shares of pre-merger common stock (115,423 shares post-merger) to Jerry Wilemon, an employee of the Company, for a total exercise price of $10,000 in connection with the sale and issuance of certain other shares of common stock to such investor. The investor exercised his option and purchased 115,423 shares of common stock in August 2000. Under the terms of the option, the investor is entitled to piggy-back registration rights for shares exercised, paid for and purchased under such option, and such shares are being registered for resale pursuant to the Registration Statement of which this Prospectus is a part.

         In December 1999, we issued a warrant to purchase 1,000 shares of pre-merger common stock (11,542 shares post-merger) to Jerry Murphy, a private investor, for a total exercise price of $10,000 in connection with the sale and issuance of certain other shares of common stock to such investor. The investor exercised his option and purchased 11,542 shares of common stock in July 2000. Under the terms of the option, the investor is entitled to piggy-back registration rights for shares exercised, paid for and purchased under such option, and such shares are being registered for resale pursuant to the Registration Statement of which this Prospectus is a part.

         In December 1999, we agreed to issue 1,687,934 shares of common stock to Lumiere Companies, Inc. in connection with its facilitation of the business combination between Pierce International, Inc. and us. In connection with such issuance, Lumiere Companies is entitled to piggy-back registration rights with respect to such shares and are being registered for resale pursuant to the Registration Statement of which this Prospectus is a part.

         In July 2000, we sold 317,500 shares of common stock to James Porter Dean, Escrow Agent, for $635,000. In connection with the sale, we agreed to use our best efforts to file a registration statement with the SEC for the resale of the stock sold to such investor.

         In September 2000, we closed a private placement to Cranshire Capital, L.P. and Euram Cap Strat. "A" Fund Limited of 150,000 restricted shares of common stock for a total sale price of $442,125. The placement agent engaged by us to facilitate the transaction received 3,000 restricted shares of common stock and a fee of $8,700. The terms of the transaction provide that we file a registration statement with SEC for the resale of the shares by October 5, 2000. For each fifteen day period following October 5, 2000 in which the registration statement is not filed with the SEC, we are required to make a payment to the private investors equal to $8,842 payable in cash or common stock based upon the closing bid price of the shares of our common stock as of the end of each fifteen day period. As of December 8, 2000, we have issued an additional 16,180 shares of common stock to Cranshire Capital, L.P. and an additional 4,045 shares of common stock to Euram Cap Strat. "A" Fund Limited pursuant to the registration rights agreement with such investors. In addition, if the registration statement is not declared effective by the SEC by February 2, 2001, we are required to make a payment to the private investors equal to $44,212 payable in cash or common stock based upon the closing bid price of the shares of our common stock as of such date.

         The proceeds of the foregoing transactions were utilized by us for general working capital purposes. Other than Jerry Wilemon, who has been an employee of the Company since January 2000, no other selling stockholder has held any position or office or had any material relationship with us or any of our predecessors or affiliates within three years of the date of this prospectus.

         The following table sets forth, information provided by the selling stockholders with regard to their beneficial ownership of our common stock as of December 8, 2000 and upon completion of this offering. Unless otherwise indicated in the footnotes, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                            Common Shares
                                     ------------------------------------------------------------
                                     Number of Shares      Number of Shares      Number of Shares           Percent
Selling Stockholder(1)                 Prior to Sale          Offered             After Sale(1)            After Sale
----------------------                 -------------          -------             -------------            ----------
Cranshire Capital, L.P.                   136,180             136,180                      -0-                 *
c/o Downsview Capital, Inc.
666 Dundee Road, Suite 1901
Northbrook, IL 60062

Euram Cap Strat. "A" Fund Limited          34,045              34,045                      -0-                 *
c/o JMJ Capital, Inc.
666 Dundee Road, Suite 1901
Northbrook, IL 60062

James Porter Dean, Escrow Agent           347,500             317,500                   30,000                 *
P.O. Box 1616
Corinth, MS 38835-1616

Jerry Wilemon                           1,930,000             115,423                1,814,577                1.8%
194 Road 209
Burnsville, MS 38833

James Murphy                               39,750              11,542                   28,208                 *
P.O. Box 33
Booneville, MS 38829-0033

Lumiere Companies, Inc.                 1,687,934           1,687,934                      -0-                 *
1601 Blake Street, Suite 500
Denver, CO 80202


*        Less than 1%.

         (1) Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares thereof that will be held by the selling stockholder after such offering can be provided and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will be sold.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         - an exchange distribution in accordance with the rules of the applicable exchange;

         -        privately negotiated transactions;

         -        short sales;

         - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         -        a combination of any such methods of sale; and

         -        any other method permitted pursuant to applicable law.

         The selling stockholder may also sell shares under Rule 144 pursuant to the Securities Act, if available, rather than under this prospectus.

         The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or in derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are contractually obligated to pay certain fees and expenses of certain of the selling stockholders, and intend to pay certain fees and expenses of the other selling stockholders, which are incident to the registration of the shares, including fees and disbursements of counsel to Cranshire Capital, L.P. and Euram Cap Strat. "A" Fund Limited (not to exceed $5,000).

                                  LEGAL MATTERS

         Certain legal matters in connection with the common stock offered hereby will be passed upon on behalf of the Company by Lawrence Lonergan, Esq., New York, New York.

                                     EXPERTS

         Our consolidated financial statements at June 30, 2000 and 1999, and for the fiscal year ended June 30, 2000 and the period from inception of the Company (September 1, 1998) through June 30, 1999, included in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given upon authority of said firm as experts in auditing and accounting.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at it's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information on the operation of public reference rooms. You can also obtain copies of this material from the SEC's Internet web site, http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC.

         Our common stock is quoted on the OTC Electronic Bulletin Board under the symbol "NADA".

         This prospectus is a part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. This prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about the common stock and us.

                      DEALER PROSPECTUS DELIVERY OBLIGATION


         Until May 1, 2001 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                          North American DataCom, Inc.
                          INDEX TO FINANCIAL STATEMENTS

                                                                                                    Page
                                                                                                    ----
Report of Independent Certified Public Accountants                                                   F-2
Consolidated Balance Sheets as of June 30, 2000 and 1999                                             F-3
Consolidated Statements of Operations for the Year Ended June 30, 2000
   and for the Period from Inception (September 1, 1998) to June 30, 1999                            F-4
Consolidated Statements of Comprehensive Loss for the Year Ended June 30, 2000
   and for the Period from Inception (September 1, 1998) to June 30, 1999                            F-5
Statement of Changes of Stockholders Equity from Inception (September 1, 1998) to June 30, 2000      F-6
Statement of Cash Flows for the Year Ended June 30, 2000 and for
   the Period from Inception (September 1, 1998) to June 30, 1999                                    F-7
Notes to Financial Statements                                                                        F-8
Consolidated Balance Sheets as of September 30, 2000 and 1999 (unaudited)                            F-19
Consolidated Statements of Operations for the Three Months Ended September 30, 2000
  and 1999 (unaudited)                                                                               F-20
Consolidated Statements of Comprehensive Loss for the Three Months Ended September 30, 2000
   and 1999 (unaudited)                                                                              F-21
Statement of Changes of Stockholders Equity from June 30, 2000 to September 30, 2000 (unaudited)     F-22
Statement of Cash Flows for the Three Months Ended September 30, 2000  and 1999 (unaudited)          F-23
Notes to Financial Statements                                                                        F-24

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


North American DataCom, Inc.
Iuka, Mississippi

We have audited the accompanying consolidated balance sheets of North American DataCom, Inc. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year ended June 30, 2000 and for the period from inception (September 1, 1998) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North American DataCom, Inc. and subsidiaries at June 30, 2000 and 1999, and the results of their operations and their cash flows for the year ended June 30, 2000 and for the period from inception (September 1, 1998) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ BDO Seidman, LLP

Memphis, Tennessee
September 18, 2000

                          NORTH AMERICAN DATACOM, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                               ASSETS
                                                                                               June 30, 2000        June 30, 1999
                                                                                               -------------        -------------
Current Assets:
     Cash and Equivalents                                                                      $     20,948           $    13,353
     Accounts Receivable, Net of allowance of $2,400 and $0                                          37,848                 7,000
     Receivable from broker                                                                              --               700,000
     Notes Receivable (Note 5), net of long-term maturities                                           2,920                    --
     Inventories                                                                                        438                    --
     Employee Advances                                                                              102,555               100,000
                                                                                               ------------           -----------
              Total Current Assets                                                                  164,709               820,353
                                                                                               ------------           -----------
Investments (Note 4)                                                                                 90,000               325,000
                                                                                               ------------           -----------
Property and Equipment:
     Leasehold Property and Improvements                                                             15,880                 3,758
     Computers and Equipment                                                                        717,416                38,009
     Communications Equipment and Wireless Towers (Note 6)                                          371,688                94,016
     Conduit and Optic Fiber Construction In Process                                             14,396,891                    --
     Other Equipment                                                                                 77,278                 6,616
     Office Furniture                                                                                 3,231                    --
                                                                                               ------------           -----------
              Total Property and Equipment                                                       15,582,384               142,399
     Less Accumulated Depreciation and Amortization                                                 (35,945)               (5,570)
                                                                                               ------------           -----------
              Net Property and Equipment                                                         15,546,439               136,829
                                                                                               ------------           -----------
Other Assets (Notes 7 and 14)                                                                       449,832                   990
                                                                                               ------------           -----------
              Total Assets                                                                     $ 16,250,980           $ 1,283,172
                                                                                               ============           ===========

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Trade Note Payable, net of unamortized discount (Note 6)                                  $ 15,152,173           $        --
     Accounts Payable                                                                                24,034                 2,837
     Accrued Expenses                                                                               275,552               166,985
Deferred Income Tax Liability (Note 14)                                                                  --                28,500
                                                                                               ------------           -----------
              Total Current Liabilities                                                          15,451,759               198,322
Payable To Director                                                                                  23,917                 9,079
Notes Payable                                                                                            --                20,000
                                                                                               ------------           -----------
              Total Liabilities                                                                  15,475,676               227,401
                                                                                               ------------           -----------

Commitments and Contingencies (Notes 6, 8, 13 and 15)
Stockholders' Equity (Notes 11 and 12)
     Convertible Preferred Stock, No Par Value; 400,000 shares authorized;
               51,212 shares issued and outstanding at June 30, 1999                                     --               512,120
     Series B Convertible Preferred Stock, $.0001 Par Value; 6% Cumulative;
               5,000 shares authorized; 300 shares issued and outstanding at June 30, 2000          300,000                    --


     Common Stock, $.0001 Par Value; 150,000,000 Shares Authorized;
              97,992,758 and 4,030,000 Shares Issued and Outstanding                                  9,798                 4,030
     Additional Paid in Capital                                                                   2,667,567               790,221
     Other accumulated comprehensive income (Note 4)                                                (99,200)               46,500
     Accumulated Deficit                                                                         (2,102,861)             (297,100)
                                                                                               ------------           -----------
              Total Stockholders' Equity                                                            775,304             1,055,771
                                                                                               ------------           -----------
              Total Liabilities and Stockholders' Equity                                       $ 16,250,980           $ 1,283,172
                                                                                               ============           ===========

          See accompanying notes to consolidated financial statements.

                          NORTH AMERICAN DATACOM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                              For the period
                                                                              from inception
                                                          For the           (September 1, 1998)
                                                        year ended               through
                                                       June 30, 2000          June 30, 1999
                                                       -------------        -------------------
Net Service Revenues                                   $    269,649           $    19,539

Cost of Services                                            117,924                24,667
                                                       ------------           -----------

Gross Profit (Loss)                                         151,725                (5,128)

Selling, General
  and Administrative Expenses                             1,744,701               477,612
                                                       ------------           -----------

Operating Loss                                           (1,592,976)             (482,740)

Other Income (Expense), Net                                (214,710)              184,650
                                                       ------------           -----------
Loss before income tax benefit                           (1,807,686)             (298,090)
       Income tax benefit (Note 14)                              --                  (990)
                                                       ------------           -----------

Net Loss                                               $ (1,807,686)          $  (297,100)
                                                       ------------           -----------


Basic and Diluted Loss per
  Common Share (Note 1)                                $      (0.03)          $     (0.01)
                                                       ============           ===========




Weighted Average Number of Common
    Shares Outstanding - Basic and Diluted               71,725,566            33,193,595
                                                       ------------           -----------

          See accompanying notes to consolidated financial statements.

                          NORTH AMERICAN DATACOM, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS


                                                                                 FOR THE PERIOD
                                                                                 FROM INCEPTION
                                                                               (SEPTEMBER 1, 1998)
                                                             YEAR ENDED              THROUGH
                                                            JUNE 30, 2000         JUNE 30, 1999
                                                            -------------      -------------------
Net loss                                                    $(1,807,686)          $(297,100)

Net unrealized gain (loss) on investments (Note 4)             (145,700)             46,500
                                                            -----------           ---------

Comprehensive loss                                          $(1,953,386)          $(250,600)
                                                            ===========           =========

          See accompanying notes to consolidated financial statements.

                          NORTH AMERICAN DATACOM, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             Convertible
                             Series B Preferred Stock      Preferred Stock             Common Stock        Additional    Accumulated
                               Shares        Amount      Shares       Amount     Shares      Par Value   Paid In Capital   Deficit
                             -------------------------------------------------------------------------------------------------------
Balances, September 1, 1998
  (inception)                            --                    --         --             --         --   $       --    $      --
   Issuance of initial common
      stock                                                    --         --        500,000        500           --           --
   Issuance of stock for
       investments                                             --         --      3,000,000      3,000      497,000           --
   Acquisition of Freedom
       (Note 3)                                                --         --         50,000         50       61,201           --
   Exchange of notes for
       preferred stock                                     51,212    512,120             --         --      100,000           --
   Stock issued to employees                                   --         --        450,000        450      112,050           --
   Issuance of stock for
       services                                                --         --         10,000         10        9,990           --
   Sale of common stock                                        --         --         20,000         20        9,980           --
   Unrealized gain on
       Investments                                             --         --             --         --           --           --
   Net loss for period ended
       June 30, 1999                                           --         --             --         --           --     (297,100)
                             -------------------------------------------------------------------------------------------------------
Balances, June 30, 1999                  --         --     51,212    512,120      4,030,000      4,030      790,221     (297,100)
   Conversion of preferred
       stock to common stock                              (51,212)  (512,120)     2,020,296     20,203      491,917           --
   Issuance of Series B
       preferred stock                  300    300,000                                   --         --           --           --
   Exchange of notes for
       common stock                                            --         --        164,916      1,649      106,455           --
   Issuance of stock for
       services                                                --         --        111,320      1,113      172,717           --
   Sale of common stock                                        --         --        175,500      1,755      225,745           --
   Acquisition of Action
       Communications (Note 3)                                 --         --        150,000      1,500      344,395           --
   Stock split (Note 3)                                                          76,801,017      7,680       (7,680)
   Acquisition of PRCI (Note 3)                            80,000     20,000        861,809         86      (20,086)          --
   Issuance of shares for
        acquisition services                                   --         --      1,687,934        169      101,107           --
   Conversion of PRCI preferred
       stock to common stock                              (80,000)   (20,000)        80,000          8       19,992           --
   Conversion of PRCI notes to
       common stock                                            --         --        170,000         17        9,983           --
   Exercise of warrants to
      acquire common stock                                                           80,000          8       59,992
   Exercise of warrants to
      acquire common stock                                     --         --     11,620,964      1,162      341,082           --
   Conversion of debt to stock                                 --         --         39,002          4        2,141           --
   Adjustment for change in par
      value ($.01 to $.0001)                                   --         --              0    (29,586)      29,586        1,925
   Net unrealized loss on
      investments                                              --         --             --         --           --           --
   Net loss for the year ended
     June 30, 2000                       --                    --         --             --         --           --   (1,807,686)
                             -------------------------------------------------------------------------------------------------------
Balances, June 30, 2000                 300   $300,000  $      --  $      --     97,992,758   $  9,798   $2,667,567  $(2,102,861)
                             =======================================================================================================
                                           Net Unrealized
                                           Gain (Loss) on      Stockholders'
                                            Investments           Equity
                                          -----------------------------------
Balances, September 1, 1998
  (inception)                             $        --         $      --
   Issuance of initial common
      stock                                        --               500
   Issuance of stock for
       investments                                 --           500,000
   Acquisition of Freedom (Note 3)                 --            61,251
   Exchange of notes for
       preferred stock                             --           612,120
   Stock issued to employees                       --           112,500
   Issuance of stock for services                  --            10,000
   Sale of common stock                            --            10,000
   Unrealized gain on
       Investments                             46,500            46,500
   Net loss for period ended
       June 30, 1999                               --          (297,100)
                                          -----------------------------
Balances, June 30, 1999                        46,500         1,055,771
   Conversion of preferred stock
       to common stock                             --                --
   Issuance of Series B preferred
       stock                                       --           300,000
   Exchange of notes for
       common stock                                --           108,104
   Issuance of stock for services                  --           173,830
   Sale of common stock                            --           227,500
   Acquisition of Action
       Communications (Note 3)                     --           345,895
   Stock split (Note 3)                                              --
   Acquisition of PRCI (Note 3)                    --                --
   Issuance of shares for
        acquisition services                       --           101,276
   Conversion of PRCI preferred
       stock to common stock                       --                --
   Conversion of PRCI notes to
       common stock                                --            10,000
   Exercise of warrants to acquire
      common stock                                               60,000
   Exercise of warrants to acquire
      common stock                                 --           342,244
   Conversion of debt to stock                     --             2,145
   Adjustment for change in par
      value ($.01 to $.0001)                       --             1,925
   Net unrealized loss on
      investments                            (145,700)         (145,700)
   Net loss for the year ended
     June 30, 2000                                 --        (1,807,686)
                                          -----------------------------
Balances, June 30, 2000                   $   (99,200)      $   775,304
                                          =============================

          See accompanying notes to consolidated financial statements.

                          NORTH AMERICAN DATACOM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                 FOR THE PERIOD
                                                                                                 FROM INCEPTION
                                                                          FOR THE              (SEPTEMBER 1, 1998)
                                                                        YEAR ENDED                   THROUGH
                                                                       JUNE 30, 2000              JUNE 30, 1999
                                                                       -------------           ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for period                                                    $(1,807,686)               $(297,100)
Adjustments to reconcile net loss to cash
     provided by operations:
          Depreciation and amortization                                     53,708                    5,570
          Gain on sale of investments                                           --                 (200,000)
          Benefit for deferred income taxes                                     --                     (990)
          Noncash compensation charge                                      131,830                   42,000
          Noncash interest charge                                          161,128                       --
          Noncash organizational expense charge                            211,076                       --
          Provision for doubtful accounts                                    2,400                       --
          Changes in operating assets and liabilities,
              net of acquisitions:
              Inventories                                                     (438)                      --
              (Increase) in accounts receivable                            (33,803)                (107,000)
              (Increase) in notes receivable                                (6,258)                      --
              (Increase) in other assets                                   (38,037)                      --
              Increase in accounts payable
                  and accrued expenses                                     142,659                  127,822
                                                                       -----------                ---------
Net cash used in operations                                             (1,183,421)                (429,698)
                                                                       -----------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
          Due from broker                                                  700,000                       --
          Purchase of property and equipment                              (463,094)                (142,399)
                                                                       -----------                ---------
Net cash provided by (used in) investing activities                        236,906                 (142,399)
                                                                       -----------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
          Proceeds from sale of common stock                               522,089                       --
          Proceeds from sale of preferred stock                            300,000                  556,371
          Proceeds from issuance of convertible notes                      108,104                       --
          Increase in notes payable                                         23,917                   29,079
                                                                       -----------                ---------
Net cash provided by financing activities                                  954,110                  585,450
                                                                       -----------                ---------

INCREASE IN CASH for the period (Note 9)                                     7,595                   13,353
Cash and cash equivalents, beginning of period                              13,353                       --
                                                                       -----------                ---------
Cash and cash equivalents, end of period                               $    20,948                $  13,353
                                                                       ===========                =========


          See accompanying notes to consolidated financial statements.

North American DataCom, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Summary of Significant Accounting Policies:

Nature of Business

The Company provides Internet access services and digital data and alpha paging services primarily for customers in southern United States.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions are eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain estimates used by management are particularly susceptible to significant changes in the economic environment. These include estimates of the realization of long-lived assets and deferred tax assets. Each of these estimates, as well as the related amounts reported in the financial statements, are sensitive to near term changes in the factors used to determine them. A significant change in any one of those factors could result in the determination of amounts different from those reported in the consolidated financial statements and the effect of such differences could be material.

Investments

Investments are classified as available-for-sale and are reported at estimated market value, with unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity.

Realized gains and losses, and declines in value judged to be other than temporary, are included in other income. The cost of securities sold is based on the specific identification method and interest earned is included in other income.

Revenue Recognition

Revenue is recognized when services are rendered.

Taxes on Income

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, the Company provides for estimated income taxes payable or refundable on current year income tax returns as well as the estimated future tax effects attributable to temporary differences and carryforwards. Measurement of deferred income taxes is based upon enacted tax laws and tax rates, with the measurement of deferred income tax assets reduced by estimated amounts of tax benefits not likely to be realized.

North American DataCom, Inc.

1.  Summary of Significant Accounting Policies (Continued):

Earnings per Share

Basic and diluted loss per share of common stock have been computed based upon the weighted average number of shares outstanding during the year ending June 30, 2000 and, after giving effect to the merger stock split, the period ending June 30, 1999. Common stock equivalents consisting of stock options, convertible notes and warrants were not considered in either period, as their effect would be anti-dilutive.

The following details the Company's common stock equivalents (in post-merger shares):


                                   2000                     1999
                                ----------               ----------

Stock options                   14,577,178               11,620,964
Convertible notes                       --                1,903,130
Warrants                                --                   80,000
Convertible Preferred stock        150,000                2,020,396
                                ----------               ----------

                                14,727,178               15,624,490
                                ==========               ==========

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of depreciable assets using the straight-line method. Useful lives for property and equipment are as follows:

                                                             Years
                                                             -----
         Conduit and optic fiber                               25
         Communications equipment and wireless towers         3-10
         Computers                                              5
         Other Equipment                                      3-10
         Leasehold improvements                             Term of Lease
                                                            (Not to exceed
                                                               10 years)

The carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

Licenses

Licenses relate to the Company's FCC License to provide personal communications and paging services. Generally, amortization begins with the commencement of service to customers and is computed using the straight-line method over an estimated useful life of 15 years.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, consisting of cash and cash equivalents, notes and accounts receivable, accounts payable, trade note payable, and payable to director approximate their respective fair values.

North American DataCom, Inc.

2.  The Organization and Business:

Effective December 21, 1999, North American Software Associates, Limited ("NAS") (incorporated in September 1998) merged into Pierce International, Inc. ("PRCI") in exchange for 76,801,017 shares of the PRCI's common stock. The merger has been accounted for as a reverse acquisition, whereby NAS is deemed the acquirer because the shareholders of NAS obtained a controlling interest in the Company as a result of the merger. On March 17, 2000 the Company changed its name to North American DataCom, Inc. from Pierce International, Inc.

North American DataCom, Inc. and its subsidiaries are developing a major southern United States communications network. This network combines state-of-the-art fiber optics, wireless and satellite technologies with traditional business resources to provide wideband real-time data communication. Accordingly, for periods prior to the merger, the consolidated financial statements present the historic accounts of NADC (formerly NAS) and its subsidiaries. The Company is engaged, or plans to engage, in the following lines of business:

Business Lines

Fiber Optic and Broadband Wireless Network: The Company is building a fiber optic and broadband wireless communications network, which will allow for the high-speed transmission of large amounts of data. It is expected that businesses, government agencies and institutions will use the Company network as a preferred alternative to existing telephone and satellite data transmission systems.

Internet Access: As of June 30, 2000 the Company provides Internet service in Mississippi, Tennessee and Alabama. Internet services provided by the Company include basic dial-up access to the Internet through standard computer modems, high speed Internet access, and the design and hosting of websites for customers.

Remote Data Storage: During fiscal 2000 the Company took delivery of equipment that will allow third parties to store and access data stored in digital form on computer systems maintained and operated by the Company in its facility in Iuka, Mississippi. As of June 30, 2000, the Company did not have any agreements with any third parties regarding the storage of computer data.

Telecommunication Projects and Consulting: The Company plans to assist corporations, government agencies and institutions in the design and installation of their own internal telecommunications networks. The Company plans to use state-of-the-art technology, which will enable its clients to transfer and receive large amounts of data at high speed between both internal and external sources.

At present, the Company operates in one segment, paging and internet access to consumers and small businesses.

North American DataCom, Inc.

3.  Acquisitions

On April 1999, the Company acquired all of the partnership interests of Freedom 2000 for $8,000 and 50,000 shares of the restricted pre merger common stock of the Company (valued at $61,251). Freedom is an Internet service provider. This transaction has been accounted for as purchase, accordingly, the results of Freedom are included in the Company's consolidated statements of operations from the date of acquisition. The purchase price of $69,251 has been allocated primarily to property and equipment.

On December 3, 1999 the Company acquired all the common stock of Action Communications, Inc. ("Action") for 150,000 shares of pre merger stock (1,731,339 post merger shares) of the restricted common stock of the Company. Action provides digital and alpha numeric paging to nine southeastern states, and is currently expanding its coverage area to include portions of the eastern and southwestern United States. Action is also a specialized mobile radio carrier providing dispatch, telephone and Global Position System ("GPS") services. This transaction has been accounted for as a purchase, accordingly, the results of operations of Action are included in the Company's consolidated statements of operations from the date of acquisition. The purchase price of $345,895 has been allocated to estimated fair value of the assets acquired and liabilities assumed, as follows:

             Property and Equipment       $     5,000
             FCC License                      370,000
             Current liabilities              (29,105)
                                          -----------

                                          $   345,895
                                          ===========

On December 21, 1999, North American Software Associates, Limited ("NAS") (incorporated in September 1998) merged into Pierce International, Inc. ("PRCI") in exchange for 76,801,017 shares of the PRCI's common stock. The merger has been accounted for as a reverse acquisition, whereby NAS is deemed the acquirer because the shareholders of NAS obtained a controlling interest in the Company as a result of the merger. This has been presented as a stock split with the addition of 861,809 shares of PRCI that were outstanding at the date of merger. As a result of the reverse merger, NAS assumed liabilities of $10,000 in the form of a convertible Note, 80,000 shares of preferred equity with a book value of $20,000 and paid in capital for the 7,515,705 common shares of PRCI outstanding was approximately $850,000. There was a net operating loss carry forward of approximately $880,000. There were no assets and no other liabilities. Expenses incurred for this transaction totaling approximately $211,000 were expensed.

PRCI had 400,000 authorized shares of no par value, Series 1 convertible preferred stock with 80,000 shares outstanding at the date of merger. These Series I Preferred Stock were converted in January 2000 into an identical number of shares of the Company's Common Stock.

North American DataCom, Inc.

4.       Investments:

The Company's investments are classified as available-for-sale. The amortized cost, gross unrealized gains (losses) and estimated fair value, less the option price of $.12 per share, for these investments were as follows at June 30, 2000 and June 30, 1999:

                                  Cost     Gross Unrealized    Estimated
June 30, 2000                     Basis     Gains (Losses)     Fair Value
--------------------------------------------------------------------------------
Assigned interest in
New York Regional
Rail Corporation
Stock Options                  $ 250,000     $(160,000)      $  90,000

June 30, 1999

New York Regional
Rail Corporation
Stock                          $ 250,000     $  75,000       $ 325,000

During the fiscal year June 30, 1999, the Company sold 500,000 shares of New York Regional Rail Corporation stock for $700,000. The cost of this investment as determined by the specific identification method was $500,000.

5.       Notes Receivable:

Sales of Action Communications' merchandise has created a trade note receivable earning interest at 6% per annum with the final payment due July 2002. Maturities of the receivables at June 30, 2000 are as follows:

Fiscal Year Ending June 30,

                   2001                                         $2,920
                   2002                                          3,100
                   2003                                            238
                                                                ------

                   Total                                        $6,258

6.       Property, Plant and Equipment:

In March 2000, the Company acquired 504 miles of fiber optic conduit for $15.12 million from Qwest. The purchase was price to be paid over a 12 month period ending March 31,2001 and, accordingly, imputed interest of $723,109 was recorded as a discount which is being amortized as an interest charge over the term of the payable. For the period ending June 30, 2000 the interest charge associated with this payable was $180,282. The Company currently is past due in its payments on this obligation by approximately $9,000,000 and is actively negotiating with the vendor for modifications to the repayment terms. In addition, the Company acquired software for $575,000, in exchange for debt which was retired in August of 2000.

7.       Other Assets

Other assets consist of the following items as of:

June 30,                                                     2000                1999
                                                           --------            --------
FCC License, net of amortization of
$14,389                                                    $355,611            $     --
Prepaid expenses                                             29,093                  --
Deferred income tax asset                                    61,790                 990
Notes Receivable, net of current maturities                   3,338                  --
                                                           --------            --------
Total                                                      $449,832            $    990
                                                           ========            ========

North American DataCom, Inc.

8.       Commitments:

The Company currently leases 25,000 square feet at the former NASA facility from the State of Mississippi. The lease expires in December 2008 and the Company plans to extend the lease for an additional 10 years. Total rentals under this lease for the year ending December 2000 will be approximately $87,500, $100,000 for the year ending December 2001, and $125,000 for each remaining year. This lease has been straight lined for accounting purposes. Accordingly, rent expenses associated with this lease was $112,500 and $56,250 for 2000 and 1999, respectively. The lease may be terminated by either party at any time by giving the other party 90 days written notice.

The Company also leases approximately 3,000 square feet of office space in Denver, Colorado at an annual rent of approximately $36,000, which is used primarily for sales and marketing purposes.

The Company has agreed to sell to the majority shareholder up to 5,000 shares of Series B Preferred Stock at $1,000 per share. As June 30, 2000, 300 such shares were sold. These shares are convertible into 500 shares of common stock for each preferred share commencing July 1, 2001.

The Company has 2 employment agreements with the Vice President of Operations and the corporate Treasurer which expire December 31, 2001 and April 10, 2003. In addition to a base salary, the agreement provides for each employee options to acquire the Company's stock. Compensation expensed in 2000 and 1999 were $122,756 and $100,000, respectively.

On August 15, 2000, the Company entered into an agreement with a third-party contractor to lay fiber optic conduit between Atlanta, Georgia and Chattanooga, Tennessee and from Chattanooga to Memphis, Tennessee. The agreement calls for payments of approximately $29 million over the course of the agreement, approximately $2.9 million of which is due on October 15,2000 with the balance due in specified installments as the conduit is installed.

9.       Supplemental Cash Flow Information:

For purposes of the consolidated statements of cash flows, cash and cash equivalents consists of cash on hand, demand deposit accounts and short-term investments in certificates of deposit with maturities of three months or less.

Within the statement of cash flows, $109,800 of costs incurred as part of the stock issuances has been netted against the $631,889 of proceeds received.

Noncash investing and financing activities

In September 1998, the Company agreed with Robert Crawford, a Director and President of the Company, to exchange 1,500,000 shares of common stock for the assignment of 250,000 shares of New York Regional Rail Corporation ("NYRR") common shares. In addition, the Company issued to him a $250,000 convertible note payable for 250,000 additional NYRR common shares and warrants to purchase additional common shares at $.25 per share.

North American DataCom, Inc.

9.       Supplemental Cash Flow Information (Continued):

Non cash investing and financing activities (Continued)

In June 1999, outstanding long-term debt obligations of $350,000 held by shareholders were converted by the holders into shares of Series A Preferred Stock. In November 1999, the Preferred shares were converted into 2,020,296 pre-merger common shares of the Company. The Preferred shareholders and certain note holders also held options, expiring in 2000 and 2001, to acquire approximately 1,263,750 pre merger common shares for $563,750. (See Notes 11 and
12)

In June 1999, the Company sold 500,000 shares of NYRR Common stock for $700,000 and realized a gain of $200,000. The cash from this sale was not received by the Company until July 2000.

Other noncash equity transactions during the fiscal year June 30, 2000 were:

                                                            No. of         Dollar
          June 30, 2000                                     Shares         Amount
                                                           ---------      --------

          Issuance of stock for services                     111,320      $173,830
          Acquisition of Action Communications               150,000       345,895
          Issuance of shares for services                  1,687,934       101,276
          Conversion of notes to common stock                170,000        10,000
          Conversion of debt for stock                        39,002         2,145


In March 2000, the Company entered into an agreement to purchase approximately $15,120,000 (before discount for imputed interest) of conduit and fiber optic cable from an unrelated company with installment payments due over a 12-month period. (See Note 6)

In December 1999, the Company purchased approximately $576,000 of data storage equipment from an unrelated company in exchange for a note payable bearing interest of 18% per annum, due June 30, 2000. This note was paid in full in August 2000.

For the years ending June 30, 2000 and 1999, respectively, no cash was paid for interest and income taxes.

10. Litigation:

The Company is not currently party to litigation.

11.      Related Party Payable and Related Party Transactions:

In addition to those items discussed in Note 8, on November 30, 1999, the Company issued 85,000 and agreed to issue 105,000 shares, which has not been completed as of the date of this financial statement, of its pre-merger restricted common stock to James White (former director) and Robert Crawford (director), respectively, for services each provided to the Company in 1999 and 2000. Additional compensation of $88,830 for fiscal year 2000 services were approved by the Board of Directors for Mr. White and paid by issuing 26,320 shares of restricted pre merger common stock.

North American DataCom, Inc.

12. Stockholders' Equity:

In June 1999 the Company authorized the exchange of $512,120 of Notes and debt for 51,212 shares of Series A Convertible Preferred stock. These 51,212 shares outstanding as of June 30, 1999 were converted into 2,020,296 shares of the Company's common stock and subsequently exchanged for 23,319,933 shares of restricted common stock as part of its reverse merger with PRCI in December 1999. In March 2000, options attached to the Notes were exercised and payment of $342,244 was received for 11,620,964 of common shares. In addition, $2,145 of debt was converted to 39,002 shares of common stock.

There are no Series A preferred shares outstanding as of June 30, 2000.

As discussed in Notes 2 and 3, the Company completed a reverse acquisition of PRCI in a transaction accounted for in a manner similar to a recapitalization. Shareholders of the Company received approximately 11.54 shares of PRCI common stock for each share of common stock they held in the Company at the date of merger.

In November 1998, and January 1999, the Company entered into employment agreements with five initial employees to issue 450,000 restricted pre merger common shares in exchange for $112,500. (See Note 9)

In February 1999, the Company exchanged 10,000 shares of its pre merger common stock for services rendered, aggregating $10,000.

During the period from March to May 1999, the Company sold 20,000 shares of restricted common stock for a total of $10,000.

During the period from April 1999 to December 3, 1999, the Company sold 175,500 shares of restricted common stock for a total of $227,500 at prices ranging from $0.50 to $5.00 per share. There were options for the purchase of 55,500 shares of pre merger common stock of the Company for $10 per share attached to certain of the sales.

During November 1999, the Company exchanged 164,916 shares of restricted common stock for $74,000 of convertible notes and $34,104 of advances made from a director.

During December 1999, the Company exchanged 1,687,934 shares of restricted common stock for services rendered, aggregating $101,276 for services rendered in facilitating the PRCI merger.

In January 2000, the 80,000 preferred shares were converted into 80,000 shares of common stock of the Company. Also in January 2000, the warrants attached to these preferred shares were exercised with payment of $60,000, and 80,000 restricted common shares were issued.

In February 2000 a $10,000 convertible note of PRCI was converted into 170,000 shares of common stock.

In May 2000 the Company exchanged 111,320 pre merger (1,284,883 post merger shares) shares of common stock for $173,830 of services provided to the Company by James White in the period January 1999 to March 2000. The Board approved this exchange in November 1999.

North American DataCom, Inc.

12.      Stockholders' Equity (Continued):

In May 2000 the Board authorized 500,000 shares of Series B Senior Preferred Stock. In June 2000 the Company authorized the sale of up to 5,000 shares of Series B convertible preferred stock for $1,000 per share to a principal shareholder. Each share is convertible into 500 shares of Rule 144 restricted common stock of the Company. Each share carries a $60 dividend payable in July annually with these dividends accumulating if not paid and has a right upon liquidation to be redeemed before any common shareholders. If dividends are not current the holders will have 500 voting rights for each share held. There are no redemption rights for retiring this issue. As of June 30, 2000, 300 shares were purchased for $300,000 and through September 20, 2000 a total of $800,000 was purchased.

13.      Stock Option Plan:

As of June 30, 2000 the Company had common stock options outstanding totaling 14,577,178 shares as follows:

                             Number of shares   Price per share        Expiration Dates
                             ----------------   ---------------        ----------------
Officers and Directors         8,442,468        $.0433 to $3.00        12/31/01 - 12/31/04
Employees                      1,036,690        $.087 - $3.00          12/31/01 - 12/31/04
                              ----------
Sub-total                      9,479,158
Investors and consultants      5,098,020        $.087 - $.866          12/31/01
                              ----------
Total                         14,577,178
                              ==========

In 1987 PRCI adopted an Incentive Stock Option Plan under which options granted are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue code of 1954, as amended. Pursuant to the Plan, options to purchase up to 400,000 shares of the Company's Common Stock may be granted to employees of the Company. The Board of Directors administers this Plan. During the fiscal year June 30, 2000, the plan was abandoned.

All stock options issued to employees have an exercise price not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company's financial statements. Had compensation cost for stock-based compensation been determined based on the fair value at the grant dates consistent with the method of SFAS 123, the Company's net income (loss) and earnings (loss) per share would have been reduced to the pro forma amounts presented below for the years ended:

                                                    June 30               June 30
                                                      2000                  1999
                                                  -----------           -----------
Net income (loss)
     As reported                                  $(1,807,686)          $  (297,100)
     Pro forma                                     (2,089,031)             (378,791)

Earnings (loss) per share of common stock:
     As reported                                  $      (.03)          $      (.01)
     Pro forma                                    $      (.03)          $      (.01)

The fair value of option grants is estimated on the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1999 and 2000: average expected life of option of 2.67 years for 1999 and 2.75 years for 2000, expected volatility of 64% for both years, average risk free interest rate of 5.72% for 1999 and 6.41% for 2000. The weighted average fair value at date of grants is $0.03 per option for 1999 and $3.77 per option for 2000.

The following options were outstanding as of June 30, 2000 and 1999. Options generally vest over four years.

                                                                Period ended
                                            ----------------------------------------------------
                                                  June 30, 2000              June 30, 1999
                                            -------------------------   ------------------------
                                                             Weighted                   Weighted
                                                             Average                    Average
                                                             Exercise                   Exercise
                                               Shares          Price      Shares          Price
                                            -----------        -----    ----------        -----
Options outstanding, beginning of period     20,889,124        $0.16           -0-        $  --
Options granted                                 250,000         5.00    20,889,124         0.16
Options exercised                           (11,659,966)        0.03           -0-           --
                                            -----------                 ----------
Options outstanding, end of period            9,479,158        $0.33    20,889,124        $0.16
                                            ===========                 ==========
Option price range at end of period               $0.09 to $5.00             $0.03 to $0.50
Weighted average fair value of options
  granted during period                    $       3.77                 $     0.03
Options exercisable, end of period            5,098,020        $0.51     4,386,058        $0.51

The following options are outstanding to officers, directors, and employees:

Range of      Number      Weighted-average                      Number
Exercise   Outstanding        Remaining     Weighted-Average  Exercisable   Weighted-average
 Price     at 6/30/2000   Contractual Life   Exercise Price   at 6/30/2000   Exercise Price
--------   ------------   ----------------  ----------------  ------------  ----------------
    0.08      3,347,255     2 to 4 years                0.03            --                --
    0.43      4,616,903         3.25                    0.43            --                --
    0.50      1,265,000      3.25 to 5                    --            --                --
    6.00        250,000         2.75                    3.77            --                --
           ------------                                       ------------
              9,479,158                                                 --
           ------------                                       ------------

The following options are outstanding to investors:

Range of      Number      Weighted-average                      Number
Exercise   Outstanding        Remaining     Weighted-Average  Exercisable   Weighted-average
 Price     at 6/30/2000   Contractual Life   Exercise Price   at 6/30/2000   Exercise Price
--------   ------------   ----------------  ----------------  ------------  ----------------
    0.08        380,894          1.5                    0.03       380,894              0.09
    0.26      1,898,826          1.5                    0.25     1,898,926              0.25
    0.43        807,968          1.5                    0.43       807,958              0.43
    0.87      2,010,242          1.5                    0.67     2,010,242              0.87
           ------------                                        -----------
              5,098,020                                          5,098,020
           ------------                                        -----------

North American DataCom, Inc.

14.      Federal Income Tax Benefit:

The components of income tax expense (benefit) are as follows:

June 30,                                            2000                 1999
                                                  --------             --------
Deferred:
  Federal                                         $      0             $   (830)
  State                                                  0                 (160)
                                                  --------             --------
                                                  $      0             $   (990)
                                                  ========             ========

Net deferred income tax assets arose from the following:

June 30,                                           2000                 1999
                                                 ---------            ---------
Deferred income tax assets:
  Allowance for doubtful accounts                $   1,000            $      --
  Unrealized loss on sale of investments            60,800                   --
  Net operating loss benefit                     1,825,000              111,400
  Organization cost                                 39,100                7,490
  Less valuation allowance                      (1,788,110)            (111,400)
                                                 ---------            ---------
Total deferred income tax assets                   137,790                7,490
                                                 ---------            ---------
Deferred income tax liabilities:
  Depreciation                                     (76,000)              (6,500)
  Unrealized gain on sale of
    investments                                         --              (28,500)
                                                 ---------            ---------
Total deferred income tax liabilities              (76,000)             (35,000)
                                                 ---------            ---------
Net deferred income tax asset
  (liability)                                       61,790              (27,510)

Less deferred income tax (asset)
  liability reflected in stockholders'
  equity                                           (60,800)              28,500
                                                 ---------            ---------
Long-term net deferred income tax
  asset                                          $     990            $     990
                                                 =========            =========

At June 30, 2000, the Company had a net operating loss carryforward of $1,696,607 that expires 2020. An allowance had been established for the deferred tax asset related to the net operating loss.

The effective tax rate on income before taxes on income is different from the maximum federal statutory tax rate. The following summary reconciles taxes at the maximum federal statutory rate with the effective rate:

June 30,                                            2000                 1999
                                                  --------              -------
Income tax benefit at maximum
  statutory rate                                     (34.0)%              (34.0)%
State income taxes, net of federal
  tax benefit                                           --                   --
Increase in valuation allowance                       31.1                 38.0
Other items                                            2.9                 (4.0)
                                                  --------              -------
Income tax expense (benefit), at
  effective rate                                         0%                   0%
                                                  --------              -------

North American DataCom, Inc.

14.      Federal Income Tax Benefit (Continued):

The Company acquired a net operating loss of $880,000, which is subject to certain restrictions under the Internal Revenue Service Code. The loss carryforward expires 2003 through 2018.

15.      Continuing Operations:

The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations and realization of assets and satisfaction of liabilities in the normal course of business. At June 30, 2000, the Company has negative working capital with obligations totaling $15,451,759 due within one year of which approximately $9,000,000 is past due (Note 6). In addition, losses totaling $2,102,861 have been generated since inception. These matters raise substantial doubt about the company's ability to continue on as a going concern. The continuation of the Company as a going concern is dependent upon the Company raising additional capital, and attaining and maintaining profitable operations. The Company has identified potential sources of capital and potential joint venture and/or strategic partners and believes that they will be able to secure the necessary capital to put their business plan into operation.

16.      Subsequent Events:

In July 2000, the Company sold 317,500 shares of common stock to an investor for $635,000.

In September 2000, the Company sold an additional 500 shares of Series B preferred stock to a principal shareholder for $500,000.

In September 2000, the Company sold 150,000 shares of its common stock to a group of investors for $442,125.

17.      Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (I) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 amends the guidance in SFAS No. 52, Foreign Currency Translation, to permit special accounting for a hedge currency forecasted transaction with a derivative. It also supersedes SFAS No. 80, Accounting for Future Contracts, SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, and SFAS No. 119, Disclosure about Derivative Financial Instruments. In addition, it amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to include in SFAS No. 107 the disclosure provisions about concentrations of credit risk from SFAS No. 105.

SFAS 133 is effective for the financial statements for periods beginning after June 15, 2000. Historically, the Company has not entered into derivatives contracts either to hedge existing risk or for speculative purposes. Accordingly, the adoption of the new standard did not have a material effect on its fiscal 2001 financial statements.

The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation are not expected to have a significant impact on our financial statements.

In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, -- Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. SAB No. 101 is effective for fiscal years beginning after December 31, 1999. The adoption of SAB No. 101 did not have a material impact on our financial position or results of operations.

In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ("SFAS 140"). SFAS 140 revises the standards for accounting for Securitizations and other transfers of financial assets and collateral and is effective for fiscal years ending December 15, 2000. We believe that adopting SFAS 140 will not have a material impact on our financial position or results of operations.

                          NORTH AMERICAN DATACOM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                             (UNAUDITED)
                                                                            SEPTEMBER 30,       JUNE 30,
                                                                                2000              2000
                                                                            ------------      ------------
                                     ASSETS
Current Assets:
   Cash and Equivalents                                                     $    176,823      $     20,948
   Accounts Receivable, Net of allowance of $2,400 at
       September 30 and June 30, 2000                                             37,905            37,848
   Notes Receivable, net of long-term liabilities                                  2,920             2,920
   Advance to Affiliate (Note 5)                                                 200,000                --
   Inventories                                                                     1,988               438
   Employee Advances                                                               2,555           102,555
                                                                            ------------      ------------
       Total Current Assets                                                      422,191           164,709
                                                                            ------------      ------------
Investments (Note 3)                                                              60,000            90,000
                                                                            ------------      ------------
Property and Equipment:
   Leasehold Property and Improvements                                            15,960            15,880
   Computers and Equipment                                                       722,156           717,416
   Communications Equipment and Wireless Towers                                  470,560           371,688
   Conduit and Optic Fiber (Notes 4 and 7)                                    14,432,996        14,396,891
   Other Equipment                                                                81,458            77,278
   Office Furniture                                                                3,231             3,231
                                                                            ------------      ------------
       Total Property and Equipment                                           15,726,361        15,582,384
   Less Accumulated Depreciation and Amortization                                (48,323)          (35,945)
                                                                            ------------      ------------
       Net Property and Equipment                                             15,678,038        15,546,439
                                                                            ------------      ------------
Other Assets (Note 6)                                                            579,154           449,832
                                                                            ------------      ------------
       Total Assets                                                         $ 16,739,383      $ 16,250,980
                                                                            ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Trade Notes Payable, net of unamortized discount (Note 4)                $ 14,759,436      $ 15,152,173
   Accounts Payable                                                              235,277            24,034
   Accrued Expenses                                                              245,410           275,552
                                                                            ------------      ------------
       Total Current Liabilities                                              15,240,123        15,451,759
                                                                            ------------      ------------
Payable to Director                                                               23,917            23,917
                                                                            ------------      ------------
       Total Liabilities                                                      15,264,040        15,475,676
                                                                            ------------      ------------

Commitments and Contingencies

Stockholders' Equity
   Convertible Preferred Stock, No Par Value; 400,000 shares
       authorized                                                                     --                --
   Series B Convertible Preferred Stock, $.0001 Par Value; 6%
       Cumulative; 5,000 shares authorized; 800 shares issued and
       outstanding as of September 30, 2000 (Note 8)                             800,000           300,000
   Common Stock, $.0001 Par Value; 150,000,000 Shares Authorized;
       98,588,223 and 97,992,758 Shares Issued and Outstanding (Note 8)            9,858             9,798
   Additional Paid in Capital                                                  3,766,632         2,667,567
   Other accumulated comprehensive income                                       (129,200)          (99,200)
   Retained Earnings (Accumulated Deficit)                                    (2,971,947)       (2,102,861)
                                                                            ------------      ------------
       Total Stockholders' Equity                                              1,475,343           775,304
                                                                            ------------      ------------
       Total Liabilities and Stockholders' Equity                           $ 16,739,383      $ 16,250,980
                                                                            ============      ============




    See accompanying notes to consolidated financial statements (unaudited).

                          NORTH AMERICAN DATACOM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   UNAUDITED

                                                                FOR THE THREE MONTHS ENDED
                                                              SEPTEMBER 30,     SEPTEMBER 30,
                                                                  2000              1999
                                                              ------------      ------------
Net Service Revenues                                          $     69,432      $     23,995
Cost of Services                                                    48,014            10,378
                                                              ------------      ------------
Gross Profit                                                        21,418            13,617
Selling, General and Administrative Expenses                       715,864           197,179
                                                              ------------      ------------
Operating Loss                                                    (694,446)         (183,562)
Other Income (Expense), Net                                       (174,640)            3,823
                                                              ------------      ------------
Loss before income tax expense (benefit)                          (869,086)         (179,739)

   Income tax expense (benefit)                                         --                --
                                                              ------------      ------------
Net Loss                                                      $   (869,086)     $   (179,739)
                                                              ------------      ------------
Basic and Diluted Loss per Common Share (Note 1)              $      (0.01)     $       0.00
                                                              ============      ============
Weighted Average Number of
   Common Shares Outstanding - Basic and Diluted (Note 1)       91,393,141        46,515,268
                                                              ============      ============




    See accompanying notes to consolidated financial statements (unaudited).

                          NORTH AMERICAN DATACOM, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                   UNAUDITED

                                                    FOR THE THREE MONTHS ENDED
                                                    SEPTEMBER 30,  SEPTEMBER 30,
                                                         2000           1999
                                                      ---------      ---------
Net loss                                              $(869,086)     $(179,739)

Net unrealized loss on investments (Note 4)             (30,000)            --
                                                      ---------      ---------
Comprehensive loss                                    $(899,086)     $(179,739)
                                                      =========      =========

    See accompanying notes to consolidated financial statements (unaudited).

                           NORTH AMERICAN DATACOM, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                        Series B                 Convertible
                                     Preferred Stock           Preferred Stock               Common Stock
                                    ------------------     ----------------------      -----------------------      Additional
                                    Shares     Amount       Shares       Amount          Shares      Par Value          PIC
                                    ------    --------     -------      ---------      ----------    ---------      -----------
BALANCES, JUNE 30, 1999                --     $     --      51,212      $ 512,120       4,030,000     $  4,030      $   790,221
                                     ====     ========     =======      =========      ==========     ========      ===========
BALANCES, SEPTEMBER 30, 1999           --     $     --      51,212      $ 512,120       4,030,000     $  4,030      $   790,221
                                     ====     ========     =======      =========      ==========     ========      ===========
BALANCES, JUNE 30, 2000               300     $300,000          --      $      --      97,992,758     $  9,798      $ 2,667,567
                                     ====     ========     =======      =========      ==========     ========      ===========
  Issuance of Series B preferred
    stock                             500      500,000          --             --              --           --               --
  Sale of common stock                 --           --          --             --         317,500           32          634,968
  Sale of common stock                 --           --          --             --         150,000           15          442,110
  Exercise of stock options
    to acquire common stock            --           --          --             --          11,542            1            9,999
  Exercise of stock options
    to acquire common stock            --           --          --             --         115,423           12            9,988
  Issuance of shares for services      --           --          --             --           1,000           --            2,000
  Net unrealized loss from
    investments                        --           --          --             --              --           --               --
  Net loss for the period ended
    September 30, 2000                 --           --          --             --              --           --               --
                                     ----     --------     -------      ---------      ----------     --------      -----------
BALANCES, SEPTEMBER 30, 2000          800     $800,000          --      $      --      98,588,223     $  9,858      $ 3,766,632
                                     ====     ========     =======      =========      ==========     ========      ===========
                                                            Net
                                                        Unrealized
                                                        Gain (Loss)
                                        Accumulated         on         Stockholders'
                                          Deficit       Investments       Equity
                                        -----------     -----------     -----------
BALANCES, JUNE 30, 1999                 $  (297,100)     $  46,500      $ 1,055,771
Net loss for the period
  ended September 30, 1999                 (179,739)            --         (179,739)
                                        -----------      ---------      -----------
BALANCES, SEPTEMBER 30, 1999            $  (476,839)     $  46,500      $   876,032
                                        ===========      =========      ===========
BALANCES, JUNE 30, 2000                 $(2,102,861)     $ (99,200)     $   775,304
                                        ===========      =========      ===========
  Issuance of Series B preferred
    stock                                        --             --          500,000
  Sale of common stock                           --             --          635,000
  Sale of common stock                           --             --          442,125
  Exercise of stock options
    to acquire common stock                      --             --           10,000
  Exercise of stock options
    to acquire common stock                      --             --           10,000
  Issuance of shares for services                --             --            2,000
  Net unrealized loss from
    investments                                  --        (30,000)         (30,000)
  Net loss for the period ended
    September 30, 2000                     (869,086)            --         (869,086)
                                        -----------      ---------      -----------
BALANCES, SEPTEMBER 30, 2000            $(2,971,947)     $(129,200)     $ 1,475,343
                                        ===========      =========      ===========

                          NORTH AMERICAN DATACOM, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   UNAUDITED

                                                                            FOR THE THREE MONTHS ENDED
                                                                           SEPTEMBER 30,   SEPTEMBER 30,
                                                                                2000           1999
                                                                            -----------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                    $  (869,086)     $(179,739)
Adjustments to reconcile net loss to cash provided by operations:
     Depreciation and amortization                                               18,545             --
     Noncash interest charge                                                    182,263             --
     Noncash promotional expense charge                                           2,000             --
     Changes in operating assets and liabilities, net of acquisitions:
       Inventory                                                                 (1,550)            --
       (Increase) decrease in accounts receivable and trade receivables          99,943             990
       (Increase) decrease in other assets                                     (135,489)       (27,416)
       Increase (decrease) in accounts payable and accrued expenses             181,101          4,604
                                                                            -----------      ---------
Net cash used in operations                                                    (522,273)      (201,561)
                                                                            -----------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Due from broker                                                                 --        700,000
     Purchase of property and equipment                                        (143,977)       (18,177)
     Investment in NYRR                                                              --           (111)
     Advance to Affiliate-Turkey                                               (200,000)            --
                                                                            -----------      ---------
Net cash provided by (used in) investing activities                            (343,977)       681,712
                                                                            -----------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                                       1,097,125             --
     Proceeds from sale of preferred stock                                      500,000             --
     Proceeds from issuance of convertible notes                                     --           (133)
     Proceeds (Payments) from Notes Payable                                    (575,000)        53,155
                                                                            -----------      ---------
Net cash provided by financing activities                                     1,022,125         53,022
                                                                            -----------      ---------
INCREASE IN CASH for the period (Note 8)                                        155,875        533,173
CASH, beginning of period                                                        20,948         13,353
                                                                            -----------      ---------
CASH, end of period                                                         $   176,823      $ 546,526
                                                                            ===========      =========


    See accompanying notes to consolidated financial statements (unaudited).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In management's opinion, the information and amounts furnished in this report reflect all adjustments which are necessary for the fair presentation of the financial position and results of operations for the periods presented. All accruals are of a normal and recurring nature. These financial statements should be read in conjunctions with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

NATURE OF BUSINESS

The Company intends to provide communications and information technology services with an emphasis on wideband fiber optic and wireless telecommunications services that support enterprise data storage solutions, primary for customers in southern United States.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions are eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain estimates used by management are particularly susceptible to significant changes in the economic environment. These include estimates of the realization of long-lived assets and deferred tax assets. Each of these estimates, as well as the related amounts reported in the financial statements, are sensitive to near term changes in the factors used to determine them. A significant change in any one of those factors could result in the determination of amounts different from those reported in the consolidated financial statements and the effect of such differences could be material.

INVESTMENTS

Investments are classified as available-for-sale and are reported at estimated market value, with unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity.

Realized gains and losses, and declines in value judged to be other than temporary, are included in other income. The cost of securities sold is based on the specific identification method and interest earned is included in other income.

REVENUE RECOGNITION

Revenue is recognized when services are rendered.

TAXES ON INCOME

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under SFAS 109, the Company provides for estimated income taxes payable or refundable on current year income tax returns as well as the estimated future tax effects attributable to temporary differences and carryforwards. Measurement of deferred income taxes is based upon enacted tax laws and tax rates, with the measurement of deferred income tax assets reduced by estimated amounts of tax benefits not likely to be realized.

EARNINGS PER SHARE

Basic and diluted loss per share of common stock have been computed based upon the weighted average number of shares outstanding during the quarter ending September 30, 2000 and, after giving effect to the merger stock split, the quarter ending September 30, 1999. Common stock equivalents consisting of stock options, convertible notes and warrants were not considered in either period, as their effect would be anti-dilutive.

The following details the Company's common stock equivalents (in post-merger shares):

                                  QUARTER ENDING     QUARTER ENDING
                                  SEPT. 30, 2000     SEPT. 30, 1999
                                  --------------     --------------
Stock options                       14,611,178         11,659,966
Convertible notes                           --          1,903,130
Warrants                                    --             80,000
Convertible Preferred stock            400,000         23,318,779
                                    ----------         ----------
                                    15,011,178         36,961,875
                                    ==========         ==========

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives of depreciable assets using the straight-line method. Useful lives for property and equipment are as follows:

                                                                      YEARS
                                                                      -----
         Conduit and optic fiber                                       25
         Communications equipment and wireless towers                 3-10
         Computers                                                      5
         Other Equipment                                              3-10
         Leasehold improvements                                Term of lease (Not to
                                                                 exceed 10 years)

The carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments, consisting of cash and cash equivalents, notes and accounts receivable, accounts payable, trade note payable, and payable to director approximate their respective fair values.

BUSINESS LINES

Fiber Optic and Broadband Wireless Network: The Company is building a fiber optic and broadband wireless communications network, which will allow for the high-speed transmission of large amounts of data. It is expected that businesses, government agencies and institutions will use the Company network as a preferred alternative to existing telephone and satellite data transmission systems.

Internet Access: As of September 30, 2000 the Company provides Internet service in Mississippi, Tennessee and Alabama. Internet services provided by the Company include basic dial-up access to the Internet through standard computer modems, high speed Internet access, and the design and hosting of websites for customers.

Remote Data Storage: During fiscal 2000 the Company took delivery of equipment that will allow third parties to store and access data stored in digital form on computer systems maintained and operated by the Company in its facility in Iuka, Mississippi. As of September 30, 2000, the Company did not have any agreements with any third parties regarding the storage of computer data.

Telecommunication Projects and Consulting: The Company plans to assist corporations, government agencies and institutions in the design and installation of their own internal telecommunications networks. The Company plans to use state-of-the-art technology, which will enable its clients to transfer and receive large amounts of data at high speed between both internal and external sources.

At present, the Company operates in one segment, paging and internet access to consumers and small businesses.

2. RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (I) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

SFAS 133 is effective for the financial statements for periods beginning after June 15, 2000. The Company has not entered into derivatives contracts either to hedge existing risk or for speculative purposes. Accordingly, the Company's adoption of the new standard on July 1, 2000 did not have a material effect its financial statements.

The Financial Accounting Standards Board issued Interpretation ("Interpretation") No. 44, "Accounting for Certain Transactions involving Stock Compensation, an Interpretation of APB Opinion No. 25" which is effective July 1, 2000. Interpretation No. 44 clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a stock compensation plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Adoption of the provisions of the Interpretation has not had a significant impact on our financial statements.

In December 1999, the SEC issued Staff Accounting Bulletin ("SAB") No. 101, -- Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. We believe that adopting the provisions of SAB No. 101 has not had a material impact on our financial position or results of operations.

In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ("SFAS 140"). SFAS 140 revises the standards for accounting for Securitizations and other transfers of financial assets and collateral and is effective for fiscal years ending December 15, 2000. We believe that adopting SFAS 140 will not have a material impact on our financial position or results of operations.

3. INVESTMENTS:

The Company's investments are classified as available-for-sale. The amortized cost, gross unrealized gains (losses) and estimated fair value, less the option price of $.12 per share, for these investments were as follows at September 30, 2000 and June 30, 2000:

                                                   Gross
                                    Cost         Unrealized           Estimated
September 30, 2000                  Basis       Gains (Losses)        Fair Value
---------------------------------------------------------------------------------
New York Regional
Rail Corporation
Stock Options                    $ 250,000         $(190,000)          $ 60,000

June 30, 2000

New York Regional
Rail Corporation
Stock Options                    $ 250,000         $(160,000)          $ 90,000

4. PROPERTY, PLANT AND EQUIPMENT:

In March 2000, the Company acquired 504 miles of fiber optic conduit for $15.12 million from Qwest. The purchase price was to be paid over a 12 month period ending March 31, 2001 and, accordingly, imputed interest of $723,109 was recorded as a discount which is being amortized as an interest charge over the term of the payable. For the quarterly period ending September 30, 2000 the interest charge associated with this payable was $182,263. The Company currently is past due in its payments on this obligation by approximately $9,000,000 and is actively negotiating with the vendor for modifications to the repayment terms.

On August 15, 2000, the Company entered into an agreement with a third-party contractor to lay fiber optic conduit between Atlanta, Georgia and Chattanooga, Tennessee and from Chattanooga to Memphis, Tennessee. The agreement calls for payments of approximately $29 million over the course of the agreement, approximately $2.9 million of which was due on October 15, 2000 with the balance due in specified installments as the conduit is installed. The Company has received a notice of default under this contract, as they have not made this payment. If they are not able to obtain financing or raise funds to satisfy these obligations, they may lose the ability to continue to lay fiber optic cable and be subject to claims for contract breach.

5. ADVANCES TO AFFILIATES

In July, the Company advanced $200,000 to Global Fiber Optic and Wireless Communications, Ltd. ("Global") in anticipation of developing a joint venture to develop internet and information technology services for Turkey. The Company and Global plan to each have a fifty percent interest in any joint venture formed. The Company will be required to provide electronic and communications technologies, while Global will provide rights-of-way and other real estate as needed in Turkey.

6. OTHER ASSETS

Other assets consist of the following items as of:

                                          SEPTEMBER 30,      JUNE 30,
                                              2000             2000
                                            --------         --------
FCC License, net of amortization of
 $20,556 and $14,389, respectively          $349,444         $355,611
Prepaid expenses                             164,582           29,093
Deferred income tax asset                     61,790           61,790
Notes receivable, net of current
 maturities                                    3,338            3,338
                                            --------         --------
Total                                       $579,154         $449,832
                                            ========         ========


7. MINORITY INTEREST IN NET ASSETS OF SUBSIDIARY

In July 2000, the Company acquired 12 miles of right-of-way from the Tishomingo Railroad, a company owned by the son of the President of NADC, for an acquisition price consisting of a two percent ownership interest in North American InfoTech, LLC ("NAIT"), a subsidiary of the Company valued at $0, which is the historical carryover cost basis. NAIT had no significant operations during the quarter ended September 30, 2000.

8. STOCKHOLDERS' EQUITY:

In May 2000, the Board authorized 500,000 shares of Series B Preferred Stock. In June 2000, the Company authorized the sale of up to 5,000 shares of Series B convertible preferred stock for $1,000 per share to a principal shareholder. Each share is convertible into 500 shares of Rule 144 restricted common stock of the Company. Each share carries a $60 dividend payable in July annually with these dividends accumulating if not paid and has a right upon liquidation to be redeemed before any common shareholders. If dividends are not current the holders will have 500 voting rights for each share held. There are no redemption rights for retiring this issue. In September 2000, the Company sold 500 shares of Series B Preferred Stock to a principal shareholder for $500,000.

In July 2000, $10,000 of stock options were exercised for 11,542 shares of common stock.

In July 2000, the Company awarded 1,000 shares of its common stock to three individuals for non-cash prize from a logo contest held for local-area students.

In August 2000, the Company sold 317,500 shares of common stock to an investor for $635,000.

In August 2000, $10,000 of stock options were exercised for 115,423 shares of common stock.

In September 2000, the Company sold 150,000 shares of its common stock to a group of investors for $442,125.

9. SUBSEQUENT EVENTS:

In October, November and December 2000, the Company issued 20,225 shares of common stock to a group of investors pursuant to the terms of an agreement previously entered into by the Company and such investors. No additional consideration was paid to the Company for such shares.

During October 2000, the Company issued 30,000 shares of common stock to an investor for costs associated with a previous sale of securities to such investor. Also, in October 2000, the Company issued 3,000 shares of common stock valued at $8,850 for a placement fee arising from previous sale of common stock by the Company.

10. LIQUIDITY:

The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations and realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2000, the Company has negative working capital with obligations totaling $15,240,123 due within one year of which approximately $9,000,000 is past due (Note 6). In addition, losses totaling $2,971,947 have been generated since inception. These matters raise substantial doubt about the company's ability to continue on as a going concern. The continuation of the Company as a going concern is dependent upon the Company raising additional capital, and attaining and maintaining profitable operations. The Company has identified potential sources of capital and potential joint venture and/or strategic partners and believes that they will be able to secure the necessary capital to put their business plan into operation.

                          ACTION COMMUNICATIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS



Report of Independent Certified Public Accountants                      G-2
Balance Sheet as of November 30, 1999                                   G-3
Statement of Operations For The Eleven Months Ended November 30, 1999   G-4
Statement of Capital Deficit For The Eleven Months Ended
   November 30, 1999                                                    G-5
Statement of Cash Flows For The Eleven Months Ended
   November 30, 1999                                                    G-6
Summary of Accounting Policies                                          G-7
Notes to Financial Statements                                           G-9

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS



Action Communications, Inc.
Burnsville, Mississippi


We have audited the accompanying balance sheet of Action Communications, Inc. as of November 30, 1999, and the related statements of operations, capital deficit, and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above present fairly, in all material respects, the financial position of Action Communications, Inc. at November 30, 1999, and the results of its operations and its cash flows for the eleven months then ended in conformity with generally accepted accounting principles.



                                    /s/ BDO Seidman, LLP


December 6, 2000
Memphis, Tennessee

                          ACTION COMMUNICATIONS, INC.

                                 BALANCE SHEET


                                                                                  November 30,
                                                                                      1999
ASSETS (Note 6)
CURRENT ASSETS
     Cash and cash equivalents                                                      $   7,635
     Accounts receivable                                                                3,698
     Consignment inventory (Note 1)                                                     5,641
     Inventory                                                                          6,682
                                                                                    ---------

TOTAL CURRENT ASSETS                                                                   23,656


PROPERTY AND EQUIPMENT
     Leasehold improvements (Note 5)                                                    1,190
     Equipment (Note 2)                                                               107,394
                                                                                    ---------

TOTAL PROPERTY AND EQUIPMENT                                                          108,584


ACCUMULATED DEPRECIATION                                                             (107,523)
                                                                                    ---------

NET PROPERTY AND EQUIPMENT                                                              1,061
                                                                                    ---------

TOTAL ASSETS                                                                        $  24,717
                                                                                    =========

LIABILITIES AND CAPITAL DEFICIT (Note 6)
CURRENT LIABILITIES
     Accounts payable                                                               $   7,836
     Accrued interest payable                                                           1,454
     Accrued taxes                                                                         51
     Due to stockholders                                                                  809
     Note payable to bank (Note 2)                                                     34,033
                                                                                    ---------

TOTAL CURRENT LIABILITIES                                                              44,183

COMMITMENTS AND CONTINGENCIES (Note 5)

CAPITAL DEFICIT
     Common stock, $5 par value, 900 shares authorized, issued
         and outstanding                                                                4,500
     Additional paid-in capital (Note 3)                                              150,133
     Deficit                                                                         (140,066)
     Stock subscription receivable                                                    (34,033)
                                                                                    ---------

CAPITAL DEFICIT                                                                       (19,466)
                                                                                    ---------

TOTAL LIABILITIES AND CAPITAL DEFICIT                                               $  24,717
                                                                                    =========



           See accompanying summary of accounting policies and notes
                            to financial statements.

                          ACTION COMMUNICATIONS, INC.

                            STATEMENT OF OPERATIONS
                     ELEVEN MONTHS ENDED NOVEMBER 30, 1999


INCOME
     Revenue - sale of products                                                     $  54,233
     Revenue - service                                                                 35,422
                                                                                    ---------

TOTAL                                                                                  89,655

COST OF GOODS SOLD
     Direct costs - sale of products                                                   56,172
     Direct costs - service                                                            12,541
                                                                                    ---------

TOTAL COST OF GOODS SOLD                                                               68,713
                                                                                    ---------

GROSS PROFIT                                                                           20,942
                                                                                    ---------

OPERATING EXPENSES (includes interest expense of $2,857)                               25,791
                                                                                    ---------

NET LOSS                                                                            $  (4,849)
                                                                                    =========

           See accompanying summary of accounting policies and notes
                            to financial statements.

                          ACTION COMMUNICATIONS, INC.

                          STATEMENT OF CAPITAL DEFICIT
                     ELEVEN MONTHS ENDED NOVEMBER 30, 1999

                                        Common Stock-                                Stock
                                            No Par               Additional           Sub-
                                      -------------------         Paid-in          scription
                                      Shares       Amount         Capital          Receivable         Deficit             Total
                                      ------       ------        ----------        ----------        ---------          ---------


BALANCE, December 31, 1998             300         $1,500         $ 13,500         $     --          $(135,217)         $(120,217)

Contribution of due to share-
     holder to paid-in capital
     (Note 3)                           --             --          102,600               --                 --            102,600

Issuance of stock (Note 4)             600          3,000           34,033          (34,033)                --              3,000

Net loss for period                     --             --               --               --             (4,849)            (4,849)
                                       ---         ------         --------         --------          ---------          ---------
BALANCE, November 30, 1999             900         $4,500         $150,133         $(34,033)         $(140,066)         $ (19,466)
                                       ===         ======         ========         ========          =========          =========

           See accompanying summary of accounting policies and notes
                            to financial statements.

                          ACTION COMMUNICATIONS, INC.

                            STATEMENT OF CASH FLOWS
                     ELEVEN MONTHS ENDED NOVEMBER 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                       $  (4,849)
     Depreciation                                                                       3,521
     Changes in operating assets and liabilities:
         Accounts receivable                                                           (3,576)
         Consignment inventory                                                          1,500
         Inventory                                                                       (890)
         Accounts payable                                                               7,836
         Accrued expenses                                                                (495)
                                                                                    ---------

Net cash provided by operating activities                                               3,047
                                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES - purchase of
     property and equipment                                                              (922)
                                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on note payable to bank                                                    (967)
     Proceeds from sale of stock                                                        3,000
                                                                                    ---------

Net cash provided by financing activities                                               2,033
                                                                                    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS (Note 3)                                      4,158

CASH AND CASH EQUIVALENTS, at beginning of period                                       3,477
                                                                                    ---------

CASH AND CASH EQUIVALENTS, at end of period                                         $   7,635
                                                                                    =========

           See accompanying summary of accounting policies and notes
                            to financial statements.

                          ACTION COMMUNICATIONS, INC.


                         SUMMARY OF ACCOUNTING POLICIES


DESCRIPTION OF             Action Communications, Inc. (the "Company") provides
BUSINESS                   digital and alpha numeric paging equipment and
                           services in southwestern United States. In addition,
                           the Company is a specialized mobile radio carrier in
                           northern Mississippi providing dispatch, telephone
                           and global positioning system services and equipment
                           to support automated vehicle location services in the
                           coverage area. The above services are authorized by
                           several FCC licenses for paging and specialized
                           mobile radio held by the Company expiring June 2000
                           and January 2007, respectively.

USE OF ESTIMATES           The preparation of the Company's financial statements
                           in conformity with generally accepted accounting
                           principles requires management to make estimates and
                           assumptions that affect the reported amounts of
                           assets and liabilities and disclosure of contingent
                           assets and liabilities at the date of the financial
                           statements. Estimates also affect the reported
                           amounts of revenues and expenses during the reporting
                           period. Actual results could differ from those
                           estimates.

INVENTORIES                Inventories and inventories held on consignment
                           (Note 1) are valued at the lower of cost (first-in,
                           first-out) or market.

PROPERTY, EQUIPMENT        Property and equipment are stated at cost.
AND DEPRECIATION           Depreciation is computed using the straight-line
                           method for financial reporting purposes over the
                           following estimated useful lives:

                                                                                               Years
                     --------------------------------------------------------------------------------
                     Leasehold improvements                                                     15
                     Equipment                                                                  10

                          ACTION COMMUNICATIONS, INC.

                           For income tax purposes, depreciation is computed using accelerated methods.

                           The carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

REVENUE RECOGNITION        The Company records revenues from communications
POLICY                     services furnished over the contract period
                           ranging from one month to one year. Revenue from the
                           sale of products is recognized as the goods are
                           furnished or delivered.

INCOME TAXES               The Company follows the provisions of SFAS No. 109,
                           "Accounting for Income Taxes" ("FAS 109"), which
                           requires recognition of estimated income taxes
                           payable or refundable on income tax returns for the
                           current year and for the estimated future tax effects
                           attributable to temporary differences and
                           carryforwards. Measurement of deferred income tax is
                           based on enacted tax laws including tax rates, with
                           the measurement of deferred income tax assets being
                           reduced by available tax benefits not expected to be
                           realized.

                           With the consent of the stockholders, the Company elected to be taxed as an S corporation pursuant to the Internal Revenue Code and is therefore not subject to federal and Mississippi state income taxes.

                          ACTION COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. INVENTORY HELD          The Company has entered into an agreement to hold
   ON CONSIGNMENT          inventory on consignment with a local distributor.
                           Revenue is recognized when the product is ultimately
                           sold to the end user. The amount of consignment
                           inventory outstanding at November 30, 1999 was
                           $5,641.

2. NOTES PAYABLE           As of November 30, 1999, the Company had a loan
                           outstanding to First American Bank due June 13, 2000
                           secured by equipment. The balance, accruing interest
                           at 8.25% per annum, of $34,033 was retired in
                           December, 1999.

3. SUPPLEMENTAL            For purposes of the statement of cash flows, cash and
   CASH FLOW               cash equivalents consist of cash on hand, demand
   INFORMATION             deposit accounts and short-term investments with
                           maturities of three months or less.

                           Non-cash financing activities included conversion of amount due to stockholders of $102,600 to additional paid-in capital.

                           Cash paid for interest for the eleven months ending
                           November 30, 1999 was $2,857.

4. RELATED PARTY           During November 1999, the Company sold 600 shares of
   TRANSACTIONS            stock ratably to the existing stockholders for
                           $37,033, $3,000 of which was paid in cash and the
                           balance of $34,033 was recorded as a stock
                           subscription receivable. This outstanding balance was
                           paid in full in December 1999.

5. COMMITMENTS             The Company has entered into a month-to-month lease
                           paying $75 per month for the lease of a small
                           building that is attached to their transmitting
                           tower. The lease is cancelable by either party by
                           providing written notice 30 days prior to
                           cancellation.

6. SUBSEQUENT EVENTS       On December 3, 1999, North American DataCom, Inc.
                           acquired all the common stock of Action
                           Communications, Inc. ("Action") for 150,000 shares of
                           its common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee                    $   875
Legal Fees and Expenses             $28,500
Accounting Fees and Expenses        $18,000
Printing                            $ 2,500
Miscellaneous Expenses              $ 5,125

                  Total             $55,000
                                    =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The General Corporation Law of the state of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Certificate of Incorporation, as amended, of North American Datacom, Inc., contains a provision which eliminates directors' personal liability as set forth above. The General Corporation Law of the state of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. The Company's Certificate of Incorporation, as amended, provides that the Company is empowered to indemnify, to the fullest extent as expressly authorized by the General Corporation Law of the state of Delaware, the directors and officers of the Company. This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise. The Company, as permitted by the General Corporation Law of the State of Delaware, may purchase liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers or directors subject to limitations and conditions as set forth in the policies.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

(a) The following is a summary of our transactions during the last three years preceding the date hereof involving sales of our securities that were not registered under the Securities Act.

In September 1998, the Company was organized and issued 500,000 shares of common stock to Arlene Crawford, the wife of Robert Crawford, the president, director and principal shareholder of the Company, for a subscription price of $500.

In September 1998, the Company issued 1,500,000 shares of common stock to Robert Crawford, the president, director and principal shareholder in return for the assignment to the Company of 250,000 shares of New York Regional Railroad Corporation ("NYRR") common stock. In addition, the Company issued Mr. Crawford a $250,000 convertible note in return for the assignment of an additional 250,000 shares of NYRR common stock and issued Mr. Crawford warrants to purchase an additional 500,000 shares of common stock of the Company at $0.25 per share.

In September 1998, the Company issued 1,500,000 shares of common stock to a former director and employee of the Company in exchange for an option to acquire 500,000 shares of NYRR common stock held by such person, which option was valued at $50,000.

In April 1999, the Company issued to Freedom 2000 50,000 shares of pre-merger common stock valued at $61,251 in connection with the acquisition of all the partnership interests of Freedom 2000, an internet service provider. The Company paid an additional $8,000 to Freedom 2000 in connection with the transaction.

In November 1998 and January 1999, the Company issued 450,000 shares of common stock to employees in return for payments totaling $112,500.

In February 1999, the Company issued 10,000 shares of common stock to an employee for services rendered valued at $10,000.

In May 1999, the Company sold 20,000 shares of common stock to an investor for $10,000.

In June 1999, the Company authorized the exchange of $512,120 of notes and debt for 51,212 shares of Series A convertible preferred stock. These 51,212 shares outstanding as of June 30, 1999 were converted into 2,020,296 shares of the Company's pre-merger common stock and subsequently exchanged for 23,319,933 shares of post-merger common stock as part of its reverse merger with Pierce International, Inc. in December 1999. In March 2000, options attached to the notes were exercised and payment of $342,244 was received for 11,620,964 shares of post-merger common stock. In addition, $2,145 of debt was converted into 39,002 shares of post-merger common stock.

During the period from April 1999 to December 3, 1999, the Company sold 175,500 shares of pre-merger common stock for a total of $227,500 at prices ranging from $0.50 to $5.00 per share to various private investors. There were options for the purchase of 55,500 shares of pre-merger common stock of the Company for $10 per share attached to certain of the sales.

During November 1999, the Company exchanged 164,916 shares of pre-merger common stock for $74,000 of convertible notes and $34,104 of advances made from Robert
R. Crawford, the Company's president, director and principal shareholder.

On December 3, 1999, the Company acquired all of the common stock of Action Communications, Inc for 150,000 shares of pre-merger (1,731,339 post-merger) common stock valued at $345,895.

During December 1999, the Company exchanged 1,687,934 shares of post-merger common stock for services rendered, aggregating $101,276.

On December 21, 1999, the Company entered into a share exchange agreement with Pierce International, Inc. (the "merger") in which 77,662,826 shares of common stock were issued by Pierce International, Inc. in exchange for the outstanding shares of North American Software Associates, Ltd. As a result of the transaction, the Company assumed liabilities of $10,000 in the form of a convertible note and 80,000 shares of preferred equity, which were both subsequently converted into common stock. As part of the merger transaction, the Company agreed that as soon as practicable after the closing of the merger transaction, the Company would offer to those persons who were shareholders of Pierce International, Inc. immediately prior to the closing, by means of a registration statement filed with the Securities and Exchange Commission, the right to purchase 0.26 of a share of common stock for each share held by such person at a price of $0.25 per share at any time prior to the expiration of one year from the effective date of the registration statement. As of the date of this Registration Statement, the Company has neither filed such registration statement nor made such offer.

In January 2000, the 80,000 preferred shares were converted into 80,000 shares of common stock of the Company. Also in January 2000, the warrants attached to these preferred shares were exercised with payment of $60,000, and 80,000 shares of common stock were issued.

In February 2000, a $10,000 convertible note of Pierce International, Inc. was converted into 170,000 shares of common stock.

In May 2000, the Company exchanged 111,320 pre-merger (1,284,883 post-merger) shares of common stock for $173,830 of services provided to the Company by an individual who was then an officer of the Company during the period January 1999 to March 2000. The Board of Directors of the Company approved this exchange in November 1999.

In May 2000, the Board of Directors of the Company authorized 500,000 shares of Series B convertible preferred stock. In June 2000, the Company authorized the sale of up to 5,000 shares of Series B convertible preferred stock of $1,000 per share to Robert R. Crawford, the Company's president, director and principal shareholder. Each share is convertible into 500 shares of common stock of the Company. Each share carries a $60 dividend payable in July annually with these dividends accumulating if not paid. If dividends are not current the holders will have 500 voting rights for each share held. There are no redemption rights for retiring this issue. As of June 30, 2000, 300 shares were purchased for $300,000.

In July 2000, holders of stock options exercised the options and acquired 11,542 shares of common stock at an aggregate exercise price of $10,000.

In July 2000, the Company awarded 1,000 shares of its common stock to three individuals as a non-cash prize in connection with a logo contest held for local area students.

In August 2000, holders of stock options exercised the options and acquired 115,423 shares of common stock at an aggregate exercise price of $10,000.

In August 2000, the Company sold 317,500 shares of common stock to an investor for $635,000. During October 2000, the Company issued 30,000 shares of common stock to such investor for costs associated with this sale of common stock.

In September 2000, the Company sold an additional 500 shares of Series B preferred stock to Robert R. Crawford, the Company's president, director and principal shareholder.

In September 2000, the Company sold 150,000 shares of common stock to two investors for $442,125. The Company issued the placement agent 3,000 shares of restricted common stock and paid a facilitation fee of $8,700 to such placement agent in connection with this transaction. In October, November and December 2000, the Company issued 20,225 shares of common stock to such investors pursuant to the terms of a registration rights agreement entered into in connection with such transaction. No additional consideration was paid to the Company for such shares.

The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon
Section 4(2) of the Securities Act, Regulation D promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701, and, in the case of the issuance of common stock as a prize in a logo contest, on the basis that no "sale" as defined in the Securities Act occurred.

(b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Index of Exhibits

Number            Description

2.1 Agreement to Exchange Common Stock Between Pierce International, Inc. and the Company(2)

3.1      Certificate of Incorporation dated December 15, 1999(1)

3.1.1    Amendment to Certificate of Incorporation dated March 10, 2000 (1)

3.1.2    Certificate of Merger dated March 20, 2000(1)

3.1.3 Certificate of Designation of Series B Convertible Preferred Stock dated November 15, 2000(*)

3.2      By-Laws of Company (1)

4.1 Securities Purchase Agreement dated September 5, 2000 by and between the Company, and Cranshire Capital, L.P. and Euram Cap Strat. "A" Fund Limited (1)

4.2 Registration Rights Agreement dated September 5, 2000 between the Company, and Cranshire Capital, L.P. and Euram Cap Strat. "A" Fund Limited(1)

5.1      Opinion of Lawrence R. Lonergan, Esq.(*)

10.1 Lease Agreement effective January 1, 1999 between the State of Mississippi and the Company(1)

10.2 Right of First Refusal Agreement effective January 1, 1999 between the State of Mississippi and the Company(1)

10.3 Fiber Optic Conduit Agreement dated August 15, 2000 between Thoroughbred Technology and Telecommunications, Inc. and North American InfoTech, LLC(1)

10.4 Right of Way Entry Agreement dated August 15, 2000 among Norfolk Southern Railway Company, Thoroughbred Technology and
         Telecommunications, Inc., and North American InfoTech, LLC(1)

10.5 Right of Way Sublease Agreement dated July 6, 2000 between Tishomingo Railroad Company, Inc. and North American InfoTech, LLC(1)

10.6 Agreement for Sale of Conduit dated March 31, 2000 between Qwest Communications Corporation and the Company(1)

10.7 Employment Agreement dated November 16, 1998 between North American Software Associates, Ltd. and Ted Roberts III(1)

10.8 Employment Agreement dated April 1, 2000 between the Company and David Cray(1)

10.9 Common Stock Purchase Option (and amendment to Employment Agreement) dated June 20, 2000 between the Company and David Cray(1)

16       Letter on change in certifying accountant(3).

21       List of subsidiaries of Company(1)

[27      Financial Data Schedule(4)]

23.1     Consent of BDO Seidman, LLP(*)

23.3     Consent of Counsel (see Exhibit 5.1 of this filing)(*)

(+) Indicates a management contract or any compensatory plan, contract or arrangement.

(*)      Filed herewith.
(1)      Previously filed in Form 10-K for the year ended June 30, 2000.
(2)      Previously filed in Form 8K on December 20, 1999.
(3)      Previously filed in Form 8K on June 15, 2000.
(4) Previously in Form 10-K for the year ended June 30, 2000 and in Form 10-Q/A for the three month period ended September 30, 2000.

ITEM 17. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time is was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Iuka, State of Mississippi, on January 29, 2001.



North American Datacom, Inc. (Registrant)



By: /S/ ROBERT R. CRAWFORD
    ----------------------------------
Robert R. Crawford
President and Chief Executive Officer


Date: January 29, 2001


By: /S/ DAVID CRAY
    ----------------------------------
David Cray
Treasurer and Principal Accounting Officer


Date: January 29, 2001


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Signature                                         Title                  Date
---------                                         -----                  ----
/S/ ROBERT R. CRAWFORD                   Director, President and    January 29, 2001
-----------------------------------      Chief Executive Officer
Robert R. Crawford

/S/ David Cray                           Treasurer and Principal    January 29, 2001
-----------------------------------      Accounting Officer
David Cray